UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

                         (Post-Effective Amendment No.1)


                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 EDENTIFY, INC.
                         (Name of issuer in its charter)

            NEVADA                       7389                     98-0179013
  State or other jurisdiction  (Primary Standard Industrial     (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              74 West Broad Street
                                    Suite 350
                               Bethlehem, PA 18018
                                 (610) 814-6830
          (Address and telephone number of principal executive offices)

                                Terrence DeFranco


                             Chief Executive Officer


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                               Kenneth R. Vennera
                               Chief Legal Officer
                              74 West Broad Street
                                    Suite 350
                               Bethlehem, PA 18018
                                 (610) 814-6832

  Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER
                 THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


This Registration Statement amends the Registration Statement on Form SB-2 (Commission File No. 333-139110) declared effective by the U.S. Securities and Exchange Commission on February 14, 2007.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 262(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                     Subject to Completion, dated _________.

                                   PROSPECTUS
                                   21,741,133
                             Shares of Common Stock

                                 EDENTIFY, INC.

Securityholders of Edentify, Inc. named under the caption "Selling Stockholders" may offer and sell up to 21,741,133 shares of our common stock. Of the shares offered approximately 19,377,498 shares will be issued in the future pursuant to warrants and convertible debentures presently outstanding and for payment in kind of interest due on same for the quarters ended December 31, 2006 and March 31, 2007. Of the total amount offered, 15,950,000 shares registered effective October 6, 2006. Of the registered shares, 2,000,000 were issued to investors in the earlier offerings as a result of the exercise of warrants issued in those offerings. We will not receive any of the proceeds from the sale of shares by the selling stockholders.


Our common stock is quoted on the OTC Bulletin Board under the symbol EDFY.OB. On March 30, 2007, the price of the Common Stock was $0.58 per share.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 4 before you decide to purchase any common stock.

The date of this Prospectus is


The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                         Page
                                                                      ----------
Risk Factors.......................................................        5
Forward Looking Information Statement..............................        8
Use of Proceeds....................................................        9
Determination of Offering Price....................................        9
Capitalization.....................................................        9
Selling Securityholders............................................       10
Plan of Distribution...............................................       10
Legal Proceedings..................................................       12
Directors, Executive Officers, Promoters and Control Persons.......       12
Security Ownership of Certain Beneficial Owners and Management.....       14
Description of Securities..........................................       15
Experts and Counsel................................................       17
Description of Our Business........................................       17
Managements Discussion and Analysis of Financial Condition and
  Results of Operations............................................       21
Selected Financial Information.....................................       26
Property...........................................................       31
Certain Relationships and Related Transactions.....................       32
Corporate Governance...............................................       32
Market for Securities and Related Stockholder Matters..............       32
Executive Compensation.............................................       32
Financial Statements                                                  F-1 - F-26
Change in Certifying Accountants...................................       33


You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Summary Information.


Our Company (fka Budgethotels Networks, Inc.) entered into an agreement dated as of March 29, 2005 to acquire all of the outstanding capital stock of Edentify Inc., a privately-held Delaware corporation. The consideration consisted of $150,000 paid by Edentify to Budget (and assigned to Info Center Inc., a subsidiary of Budget) in exchange for the issuance of shares of common stock of Budget to Terrence De Franco, the sole Edentify Shareholder and his nominees (including those parties identified under the heading "Selling Securityholders") such that, in the aggregate, they would hold 88.2% of the outstanding common stock of Budget.


Under accounting principles generally accepted in the United States (US GAAP), the above noted acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by Edentify for the net monetary assets of Budget, a public company traded on the Over-the-Counter Bulletin Board, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting form a reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (Budget), are those of the "legal acquiree" (Edentify) (i.e. the accounting acquirer).

The acquisition, which was entered into to further the business of Edentify, both by consolidating the intellectual property and providing ownership of the greater access to capital to fund development of products resulted in the owners and management of Edentify having effective operating control of the combined entity after the Acquisition, with the existing Budget shareholders continuing as only minority shareholders.

Edentify presently develops and deploys data analysis technology-based solutions for the prevention of identity theft and fraud.

The securities being registered for resale in this Prospectus consist of common stock of the Company issued and issuable upon Conversion of Senior Secured Convertible Debentures and upon exercise of warrants offered by the Company in a series of financings more fully described in the section titled "Description of Securities" below.

The Company's principal offices are located at 74 W. Broad St., Suite 350, Bethlehem, Pennsylvania 18018. Our main telephone number is (610) 814-6830 and our Company's website is www.edentify.us.

                                  RISK FACTORS

The following risk factors identify important factors that could cause our actual result to differ materially from those projected in the forward-looking statements made in this report. These risk factors make the offering speculative or risky. The risk factors listed are the material risks we believe investors should consider when deciding to invest in our business:

WE HAVE NOT YET COMMENCED SIGNIFICANT OPERATIONS AND MAY CONTINUE TO INCUR SUBSTANTIAL LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN.


Significant operations have not yet commenced. As of December 31, 2006, the Company had $ $109,028 in earned revenue and our accumulated deficit was approximately $12,548,000. We have not yet generated significant revenues from our products and may incur substantial and increased losses in the future. The timing of the deployment and integration of our data analysis Solutions depends heavily on the time and resources available from our customers and delays caused thereby may impact the timing of our receipt of revenue. We do not give any assurance that we will ever achieve significant revenues from product sales or become profitable. We require, and will continue to require, the commitment of substantial financial and personnel resources to develop, market and sell our products. The cost of obtaining outside financing to continue operations is very costly. We cannot give any assurance that our product development, marketing and selling efforts will be successfully completed or be profitable.

WE WILL REQUIRE ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

The development, marketing and sales of our products will require the commitment of substantial resources to bring software products to market. As of December 31, 2006, we had approximately $116,000 in cash and cash equivalents and short-term investments. These funds should be sufficient to meet our operating cash requirements including debt service for the near term. However, we may need to raise additional funds through additional equity or debt financing or from other sources in order to successfully develop, market and sell our software products. Additional debt financing will be very costly and additional equity financing may substantially dilute existing shareholders. Moreover there can be no assurances that we will be able to raise adequate funds, and this may have a material adverse effect on our ability to develop, market and sell our products and to continue operations.


WE HAVE RELATIONSHIPS WITH KEY VENDORS WHO HAVE PERMISSIBLE USE OF DATA WITHOUT WHICH WE CANNOT PROVIDE OUR SERVICES.

The services and products we provide to customers require the use of large amounts of data for analysis purposes. Each score result that we generate for a customer on any one identity requires a scan of billions of records and it is important that we maintain relationships with certain key data providers and technology solution providers in the industry that are an integral part of our solutions. Given regulation of use of consumer data, the number of vendors with permissible use of such data in accordance with current federal and state privacy laws and regulations. Although they are reasonably interchangeable and replacement of a current Key Vendor with a competitor would not impact the quality of our product or services, the investment of time and financial resources necessary to do such replacement would significantly impact our ability to generate sales and in the interim, would suspend our ability to generate sales.


OUR DATA CENTER IS CONTROLLED BY SEISINT (AND SOON, CHOICEPOINT), A KEY VENDOR WHO PROVIDES HOSTING SERVICES FOR OUR DATA CENTER AND WE MAY NOT BE ABLE TO CONTROL SECURITY BREACHES OF CLIENT DATA.

The services and products we provide for our customers require an automated analysis of individual identity information in a secure data center. We have contracted with a vendor, currently Seisint (anticipated to be transitioned to ChoicePoint within the next sixty (60) days) on a contract basis and is responsible for maintaining the data center in adherence with the highest security standards. Although this vendor maintains a similar data center on behalf of itself and other customers, there is no guarantee that they will not be susceptible to breaches of security, which could greatly impact the relations we have with our customers. We do, however, have confidentiality covenants and an unrestricted indemnification from Seisint in respect to any failure by Seisint to comply with applicable law and its use of confidential information related to our customers to mitigate this risk. See also "Material Agreements," p-18 below.


OUR PARTNERING AGREEMENT WITH TRILEGIANT (AFFINION) PROVISION THAT MAY INHIBIT ACQUISITION OFFERS BY COMPETITORS OF TRILEGIANT.


The Marketing Agreement we are a party to with Trilegiant requires that, upon receiving an acquisition offer from a competitor of Trilegiant, we are required to give Trilegiant notice of the offer and the opportunity to tender its own offer to acquire us within 20 days of our filing of an 8-K announcing the initial offer. We do not believe that this right will significantly impact acquisition offers as it is limited to offers by competitors of Trilegiant only, and such "option" is only extant for 20 days, which is well within the time period that is customarily afforded for due diligence.


OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE, WHICH MAY NEGATIVELY AFFECT OUR ABILITY TO OBTAIN FINANCING IN THE FUTURE.

Based on our business and industry, we expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include:

o our ability to attract new customers at a steady rate and maintain customer satisfaction,

o     the ability to manage a long and unpredictable sales cycle,

o     the demand for the products and services we intend to market,

o the amount and timing of capital expenditures and other costs relating to the expansion of our operations,

o     the introduction of new or enhanced services by us or our competitors, and

o economic conditions specific to the Technology, Internet, e-commerce or all or a portion of the technology market.

OPERATING IN A HIGHLY COMPETITIVE INDUSTRY, WE DEPEND UPON THE ABILITY OF OUR CURRENT BUSINESS PLAN TO REMAIN COMPETITIVE.

The software industry is highly competitive, and has few barriers to entry. Although there are few competitors who offer the same or similar services of the type we offer, we can provide no assurance that additional competitors will not enter markets that we intend to serve, particularly since the identity fraud detection and prevention industry is one that is burgeoning and critical to current needs in the financial industry as influenced by regulatory agencies and present -day commerce.

We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

o     the timing and market acceptance of our business model,

o     our competitors' ability to gain market control,

o     the success of our marketing efforts,

o     using current relations to extend all business sales and marketing,

o consumer dissatisfaction with, or problems caused by, the performance of our products and solutions, and

o     changes in government regulation of use of consumer data.

WITH PRESENT COMPANY SIZE, OUR STRATEGIC PLANNING, FINANCING, AND TECHNICAL EXPENSE IS CONCENTRATED AND WE DEPEND ON CERTAIN KEY EMPLOYEES TO CONTINUE OPERATIONS.


Our future performance will depend significantly on the continued service and performance of our director and Chief Executive Officer, Terrence DeFranco and our Chief Operating Officer, Thomas Harkins. Although we have employment agreements with each of the foregoing, the loss of the services of any of these individuals could seriously impair our ability to operate our business, compete in our industry and improve our products and services.


AS WE EXPAND OUR OPERATIONS, WE MAY NEED THE SERVICES OF A FULLTIME CHIEF FINANCIAL OFFICER, OTHERWISE IT MAY LEAD TO DIFFICULTY IN COMPLYING WITH APPLICABLE REGULATIONS

We presently rely on the services of an independent contractor who is a certified public accountant, in conjunction with our Controller, who is a fulltime employee to ensure that our financials accurately recorded, processed, summarized and reported within the time periods specified by U.S. Securities and Exchange Commission rules and regulations. As we expand our operations, we may need the services of a fulltime Chief Financial Officer. If we are not able to retain a fulltime Chief Financial Officer for any reason, it will become much more difficult for us to comply with the applicable securities regulations.

WE MUST CONTINUE TO ATTRACT, TRAIN, MOTIVATE AND RETAIN PERSONNEL WITH TECHNICAL EXPERTISE AND WITH EXPERIENCE IN THE REGULATED USE OF CONSUMER DATA.

In order to be successful, especially given the highly competitive nature of our industry, we must attract, train, motivate and retain highly qualified personnel skilled in technology and the regulated use of consumer information, particularly in the areas of sales and marketing. Because the competition for qualified employees is intense, hiring, training, motivating, retaining and managing employees with the strategic and technical skills we need is both time-consuming and expensive. If we fail to attract, train and retain key personnel, we may experience delays in marketing and commercialization of our products and services.

BECAUSE OUR PRODUCTS RELY ON TECHNOLOGY THAT WE OWN, OUR BUSINESS WILL SUFFER IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS TO THAT TECHNOLOGY AGAINST INFRINGEMENT BY COMPETITORS.

To protect our intellectual property rights, we rely on a combination of copyright and trade secret laws and restrictions on disclosure. Despite our efforts to protect our proprietary rights, unauthorized parties may copy or otherwise obtain and use our technology and solutions. Monitoring unauthorized use of our solutions is difficult and the steps we have taken may not prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary results as fully as in the United States. If we fail to protect our intellectual property from infringement, other companies may use our intellectual property to offer competitive products at lower prices. If we fail to compete effectively against these companies, we could lose customers and experience a decline in sales of our solutions and revenues.

EFFORTS TO PROTECT OUR INTELLECTUAL PROPERTY AGAINST POTENTIAL INFRINGEMENT BY OTHERS AS WELL AS DEFENDING OUR INTELLECTUAL PROPERTY FROM POTENTIAL INFRINGEMENT CLAIMS BY OTHERS MAY CAUSE US TO BECOME INVOLVED IN COSTLY AND LENGTHY LITIGATION.

Although we are not currently involved in any intellectual property litigation, we may become party to litigation in the future either to protect our intellectual property or as a result of an alleged infringement by us of the intellectual property of others. These claims and any resulting litigation could subject us to significant liability or invalidate our ownership rights in the technology used in our solutions. Litigation, regardless of the merits of the claim or outcome, could consume a great deal of our time and money and would divert management time and attention away from our core business.

Any potential intellectual property litigation could also force us to do one or more of the following:

o stop using the challenged intellectual property or selling our products or services that incorporate it

o obtain a license to use the challenged intellectual property or to sell products or services that incorporate it, which could be costly or unavailable

o redesign those products or services that are based on or incorporate the challenged intellectual property, which could be costly and time consuming or could adversely affect the functionality and market acceptance of our products

If we must take any of the foregoing actions, we may be unable to sell our solutions, which would substantially reduce our revenues.

WE MUST DEVELOP, PRODUCE AND ESTABLISH NEW PRODUCTS AND SERVICES THAT KEEP UP WITH RAPID TECHNOLOGICAL CHANGE, ALL OF WHICH MAY REQUIRE TREMENDOUS AND ADAPTABLE INTELLECTUAL CAPITAL AND RAPID, LARGE-SCALE INVESTMENT THAT MAY NOT BE READILY AVAILABLE.

The market for Internet services, business-to-business e-commerce, and risk management solutions is characterized by rapid technological changes, frequent software changes, frequent new products and service introductions and evolving industry standards. The introduction of services embodying new processes and technologies and the emergence of new industry standards can rapidly render existing services obsolete and unmarketable. Our success in adjusting to rapid technological change will depend on our ability to:

o develop and introduce new products and services some of which may be very expensive or untried that keep pace with technological developments and emerging industry standards;

o address the increasingly sophisticated and varied needs of customers;

o retain and train highly-technical personnel; and

o possibly acquire companies with new technology.

Due to inadequate technical expertise, insufficient finances or other reasons, we may be unable to accomplish these tasks. Such failure would have a material adverse effect on our operating results and financial condition.

THE MARKET PRICE OF OUR COMPANY STOCK HAS BEEN VOLATILE AND SUCH VOLATILITY MAY INCREASE.

The market price of our common stock has in the past been, and may in the future continue to be, volatile. A variety of events may cause the market price of our common stock to fluctuate significantly, including:

o quarter-to-quarter variations in operating results,

o adverse news announcements; and

o the introduction of new products and services.


For the 12-month period ended December 31, 2006, the price of our common stock has ranged from $0.48 to $1.90 per share. We expect the price of our common stock to remain volatile for the foreseeable future. The average daily trading volume of our common stock varies significantly. Our relatively low average volume and low average number of transactions per day may affect the ability of our stockholders to sell their shares in the public market at prevailing prices and a more active market may never develop.


In addition, the stock market in recent years has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many companies in our business and that often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of our common stock.

WE WILL CONTINUE TO INCUR INCREASED COSTS RESULTING FROM ADDITIONAL FEDERAL, STATE AND MARKETPLACE REGULATION THAT MAY, AT THE TIME OF THE IMPLEMENTATION, BE A SIGNIFICANT PERCENTAGE IN RELATION TO OUR REVENUE.


As a public company, we will continue to incur significant legal, accounting and other expenses. We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules implemented by the Securities and Exchange Commission and NASDAQ including but not limited to the enforcement of Section 404 of the Sarbanes-Oxley Act and the implementation of more stringent controls and procedures over the Company's operations in order to remain in compliance therewith. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities such as quarterly year-end closing of books more time-consuming and costly. We also expect these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

THE REGULATORY ENVIRONMENT FOR COMPANIES THAT PROCESS CONSUMER IDENTITY INFORMATION MAY CREATE ADDITIONAL COSTS THAT MAY IMPACT OUR ABILITY TO GENERATE REVENUE


Because of the importance of protecting privacy and the ever increasing regulatory restrictions placed on use (and re-use) of the data that we utilize in processing our solutions, as well as the continual changes in such restrictions, it is difficult to predict how such changes or additional restrictions may impact our operating costs. These costs include, among others, legal and administrative costs as well as additional or increased fees to license the use of information as a result of sources of such information becoming more limited as a result of regulatory restrictions. At present, the management of such costs is permits Commercially viable operations as contemplated by our management. There is no assurance, however, that dramatic or unexpected changes in such costs may not impact our ability to generate profit or even permit our operations to generate revenue. Management is constantly vigilant with respect to remaining current with respect to changes in law and regulations that affect our business.


                           FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to various known and unknown risks and uncertainties and we caution you that any forward-looking information provided by or on behalf of us is not a guarantee of future performance. Our actual results could differ from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond our control. All forward-looking statements, which may be contained in this registration statement, are made as of the date that such statements are originally published or made, and we undertake no obligation to update any such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act,
Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.

Use of Proceeds

We will not receive any proceeds from the sale of shares owned by the selling stockholders but may receive proceeds upon exercise of the warrants which will be utilized for working capital.

Determination of Offering Price

The Offering price was determined by taking the average of the bid and offer prices for the Company's common stock as reported on the Over-the-Counter Bulletin Board on January 12, 2006.

Capitalization

                              Capitalization Table


                                                                      A/o December 31,
                                                                            2006
                                                                      ----------------
Debt and Stockholders' Equity
Short-term Debt:
  Line of Credit due December 15, 2007 (interest rate 6%
    as of December 31, 2006)                                            $    127,160
  10% note payable                                                           260,000
  8% Convertible Debenture due December 31, 2007, net of discounts           300,000
  8% Convertible Debenture due December 31, 2007, net of discounts           500,000
  6% Debenture due June 30, 2007, net of discounts                           157,430
  6% Convertible Debenture due August 29, 2007, net of discounts             666,667
                                                                        ------------

Total short-term debt                                                   $  2,011,257
                                                                        ------------

Convertible Debentures:
  6% Convertible Debenture due December 10, 2008, net of discounts      $    379,167
  6% Convertible Debenture due May 15, 2009, net of discounts                155,556
  6% Convertible Debenture due September 29, 2009, net of discounts           41,666
                                                                        ------------

Total long-term debt                                                    $    576,389
                                                                        ------------

Stockholders' equity:
  Common stock, $0.001 par value; 100,000,000 shares authorized;
    18,490,081 shares issued and outstanding                            $     18,490
  Common stock subscribed; 7,122,990 shares                                    7,123
  Additional paid-in capital                                              13,254,972
  Deficit accumulated during the development stage                       (12,547,986)
                                                                        ------------

Total stockholders' equity                                              $    732,599
                                                                        ------------

Total Capitalization                                                    $  3,320,245
                                                                        ============

Selling Security Holders

Set forth below is a description of the transactions pursuant to which securities were issued to the selling stockholders as well as additional information.

Included in the number of shares of the selling stockholders are shares issuable (or issued) upon conversion of warrants and convertible debentures as of November 15, 2006.

The selling stockholders acquired or will acquire (upon conversion and/or exercise) the shares of common stock that are being registered as part of the December, 2004, April, 2005, September, 2005, December, 2005, May, 2006 and September, 2006 issuances of securities in private placements, each of which offering consisted of the issuance of senior debentures convertible into shares of common stock of the Company and warrants to receive shares of common stock of the Company. In addition, the Company is registering 591,133 shares of common stock issuable to holders of the convertible debentures as payment in kind for interest due them through March 31, 2007. See further the section titled "Description of Securities" (Convertible Debentures) below. The transaction in which each selling stockholder participated is indicated in the table below by way of footnote.

With the exception of Bridges & Pipes, Bushido Capital, and Gamma Capital Opportunity Fund, L.P., which were investors in the private company, Edentify, Inc. prior to the acquisition of Budgethotels Network, Inc. and Mark Gelnaw, who is a director of the company (see "Certain Relationships and Related Party Transactions" below), there is no prior material relationship between the other selling stockholders and the Company.

The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders. The table assumes all of the shares being offered will be sold and unless otherwise described these shareholders do not own any additional shares of our common stock. Because the selling stockholders may sell all, some or none of the shares that it holds, the actual number of shares that will be sold by the selling stockholders upon or prior to termination of this offering may vary. The selling stockholders have not sold, transferred or otherwise disposed of any their shares since the date on which they provided the information regarding their common stock in transactions exempt from the registration requirements of the Securities Act. None of selling shareholders is an affiliate of a broker-dealer. Each of the sellers of the securities hereunder have represented to the Company that at the time of their purchase they had no agreement or understanding directly or indirectly with any person, to distribute the securities. Additional information concerning the selling stockholders may be set forth from time to time in prospectus supplements to this prospectus.

                                       Shares
Identity of                             owned        % owned    Shares Offered     % Owned
Stockholder or Group Name           Pre-offering  Pre-offering      (1)(2)      Post-offering
-------------------------           ------------  ------------  --------------  -------------
Bridges & Pipes, LLC (4)(B)                                          649,410        2.2
Deborah Bruno (E)                                                    102,019         (3)
Chantel Buchin (A)                                                   206,231         (3)
Bushido Capital Master Fund, L.P.
  (5)(A)(B)(C)(E)(F)                  1,000,000        4.2        10,214,166        4.99(10)
Business Systems Consultants Ltd.
  (8)(E)                                                             204,038         (3)
Thomas DeAngelis and Theresa
  DeAngelis (joint) (E)                                              102,019         (3)
Eric DiGiacomo and Frances
  DiGiacomo (joint) (E)                                              102,019         (3)
Falcon International Trading, LLC
  (E)                                                                102,019         (3)
Gamma Capital Opportunity Fund,
  L.P. Class A (6)(B)(C)              1,000,000        4.2         2,079,192        1.75(10)
Gamma Capital Opportunity Fund,
  L.P. Class C (6)(B)(C)                                           3,655,213        3.14(10)
Mark C. Gelnaw (E)                                                   204,038         (3)
Janis Kalnajs (D)                                                    206,064         (3)
Nina Kuper (D)                                                       206,179         (3)
Dr. Michael LaSalle (D)(E)                                           410,385         (3)
Michael H. Rieber (E)                                                204,038         (3)
Ralph J. Sutcliffe (D)                                               721,808        4.2(8)
Bruce E. Sutcliffe (D)                                               103,115         (3)
Keith A. Sutcliffe (D)                                               206,231         (3)
Whalehaven Capital Fund Ltd.(7)(D)                                 2,062,949        4.99(10)

----------
(1) Shares issued or issuable in connection with securities acquired in our convertible debenture stock private placement. These include shares subject to warrants and shares issued for interest payment in-kind for all outstanding debentures for the quarters ended through September 30, 2006, as well as December 31, 2006 and March 31, 2007.

(2) With the exception of the shares to be issued as payment in-kind for interest and 2,000,000 shares issued in the aggregate, to Bushido Capital Master Fund and Gamma Capital Opportunity Fund, as a result of exercise of warrants, no other shares have been issued to the selling securityholders.

(3) less than 1%.

(4) David Fuchs, Director exercises voting and/or investment power for this entity.

(5) Ron Dagar, Managing Director exercises voting and/or investment power for this entity.


(6) Jonathan P. Knight, President & Director exercises voting and/or investment power for this entity.

(7) Evan Schemenauer, Director exercises voting and/or investment power for this entity.

(8) Voting and/or investment power for this entity is held by Roy Frank Le Hegarat, who is the Director of both Cosign Services Ltd. and Spread Services Ltd., which jointly control this entity.

(9) Dr. Reynaldo Guina and Mary G. Nicolet exercise voting and/or investment power for this entity.

(10) Both the Convertible debenture and warrant contain provisions that prohibit conversion or exercise if, upon such conversion or exercise the purchases would own greater than 4.99% of the outstanding shares of our common stock. Because of this prohibition these holders do not own 5% or more of our common stock.

(A) December, 2004 offering (Closing Date and Securities Issued as of December 31, 2004) The material terms are described in the Section titled "Description of Securities" under the subheading "Convertible Debentures", p-16 below.

(B) April, 2005 offering (Closing Date and Securities Issued as of April 21,
2005) The material terms are described in the Section titled "Description of Securities" under the subheading "Convertible Debentures", p-16 below.

(C) August, 2005 offering (Closing Date and Securities Issued as of August 29,
2005) The material terms are described in the Section titled "Description of Securities" under the subheading "Convertible Debentures", p-16 below.

(D) December, 2005 offering (Closing Date and Securities Issued as of December 10, 2005) The material terms are described in the Section titled "Description of Securities" under the subheading "Convertible Debentures", P-16 below.

(E) May, 2006 offering (Closing Date and Securities Issued as of May 15, 2006) The material terms are described in the Section titled "Description of Securities" under the subheading "Convertible Debentures", P-16 below.

(F) September, 2006 offering (Closing Date and Securities Issued as of September 29, 2006) The material terms are described in the Section titled "Description of Securities" under the subheading "Convertible Debentures", P-16 below.

Plan of Distribution

Each Selling Stockholder (the "Selling Stockholders") of the common stock ("Common Stock") of the Company and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     settlement of short sales entered into after the date of this prospectus;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o     any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus, subject however to Rule 145 which states that the holding period begins anew as of the date of the acquisition that resulted in the securities becoming public securities.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NADSR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Legal Proceedings

There are no existing or threatened legal proceedings involving the Company or our subsidiaries.

Directors, Executive Officers, Promoters and Control Persons

                                   MANAGEMENT

The current officers and directors of the Company are as follows:


NAME                 AGE                          POSITION
------------------   ---   -----------------------------------------------------
Terrence DeFranco     40   Chairman, Chief Executive Officer, Director
Thomas J. Harkins     49   Chief Operating Officer
Kenneth R. Vennera    40   Chief Legal Officer/General Counsel, Secretary
Michael Preston       61   Director
Eric Gertler          44   Director
Mark C. Gelnaw        49   Director


Terrence M. DeFranco
Chairman and Chief Executive Officer

Terrence DeFranco is currently (and has been since August, 2004) the Chairman, Chief Executive Officer and founder of Edentify, Inc. Prior to founding Edentify, Inc., from 2002 through 2004, Mr. DeFranco was Chairman and CEO of Titan International Partners, a merchant banking and research firm focused on providing corporate and strategic advisory services and equity and debt financing to small-cap and middle market companies.

His background is primarily in the area of corporate finance, previously serving from 1999 to 2002 as head of investment banking for Baird, Patrick & Co., Inc., a 50-year old NYSE Member firm and head of investment banking and founding partner of Burlington Securities Corp., a New York based investment banking and institutional equity trading firm.

Mr. DeFranco began his career on Wall Street in 1991 with PaineWebber, Inc., now UBS PaineWebber. Mr. DeFranco has been an active principal investor, senior manager and advisor to many early-stage companies and has extensive experience in dealing with issues related to the management and operations of small public companies. Mr. DeFranco is a graduate of the University of North Carolina at Chapel Hill with a BA in Economics, has completed coursework toward the Masters in Business Administration and Economic Crime and Fraud Management at Utica College in New York, home of the Economic Crime Institute, and is an Associate Member of the Association of Certified Fraud Examiners.

Thomas J. Harkins
Chief Operating Officer

During the four years prior to his employment with Edentify, Inc. as Chief Operating Officer (which commenced in July, 2005), Mr. Harkins was the Vice President of Security and Risk Management at MasterCard International, Inc., an international credit card company.

While at MasterCard International, Inc., Mr. Harkins developed and implemented the global Risk Assessment Management Program to improve member profitability and decreased fraud losses. This program defined key metrics, established stretch improvement standards and outlined change initiatives to drive results. It is recognized as an industry benchmark. Prior to his promotion to Vice President at MasterCard International, Mr. Harkins held the positions of Finance and Risk Management Officer and Director of Risk Management.

Mr. Harkins began his career at Citibank, N.A. with a series of assignments involving finance, risk management and marketing. Mr. Harkins is a graduate of Fordham University with a BS in Finance and Economics and is a prior Board Member of the National Foundation for Consumer Credit.

Kenneth R. Vennera
Chief Legal Officer/General Counsel

Mr. Vennera has been General Counsel to the firm since January of 2006. He has been a practicing attorney since 1994 and is admitted to the bar in Pennsylvania, New Jersey, Washington, DC and New York. He holds a Juris Doctor degree from Widener University School of Law, 1994, where he was a Research Editor for the Delaware Journal of Corporate Law and a member of the Moot Court Honor Society. He also holds a Master of Laws in Taxation from Villanova School of Law, 1997. Mr. Vennera graduated from the Wharton School of the University of Pennsylvania with a Bachelor of Science degree in Economics in 1989.

Prior to joining the Company, from 2004 through January, 2006, Mr. Vennera was a senior associate with the law firm of Flamm, Boroff & Bacine, P.C. in Blue Bell, Pennsylvania Mr. Vennera was a senior associate with the law firm of Hunt & Ayres, LLP in Philadelphia, Pennsylvania from 2003 to 2004. Prior to this, from 2000 through 2002, Mr. Vennera was a senior associate with Reed Smith, LLP in the Corporate and Securities Department of their Manhattan office. Mr. Vennera also worked for PricewaterhouseCoopers in their Tax Consulting Department prior to joining ReedSmith.

Michael D. Preston
Director

Mr. Preston is and has been, since 1994, a principal of Alberdale & Co., a corporate finance company regulated by the Financial Services Authority in the United Kingdom, Chief Executive Officer of Image Innovations Holdings, Inc., a publicly-traded sports and entertainment art and collectibles business in the USA (since March, 2005) and a Director of Phosphagenics Limited, a biotechnology company whose shares are traded on the Australian and UK stock markets (since November, 2004).

Prior to becoming a principal of Alberdale, Mr. Preston held senior management positions with several middle market and small capitalization companies, of several of which he was a founder, with particular focus on corporate strategy and finance. Mr. Preston became a Fellow of the Institute of Chartered Accountants in England and Wales while employed at PriceWaterhouse & Co. in England. Additionally, Mr. Preston is a graduate of Oxford University.

Eric J. Gertler
Director

Mr. Gertler has been the Chief Executive Officer of BlackBook Media Corporation since March of 2004, the publisher of BlackBook Magazine and the BlackBook List guides to New York, Los Angeles, San Francisco and Miami and is the Managing Partner of EJG Enterprises, a consulting firm to media companies and banks in the area of privacy and individual personal security.

Mr. Gertler is the author of Prying Eyes: Protect Your Privacy From Those That Sell To You, Snoop on You, and Steal from You, July 2004, The Random House Information Group. Previously, from through 2004, Mr. Gertler served as President and Chief Executive Officer of Privista, a credit management and identity theft protection company, and was President of U.S. News & World Report, Fast Company, and The Atlantic Monthly.

Mr. Gertler is a graduate of Brown University with an AB in International Relations and Economics, received a graduate degree in Political Science from Institut D'Etudes Politiques, Paris, France, received a graduate law degree in international law from La Sorbonne, Universite de Paris, Paris, France and received a JD from American University.

Mark C. Gelnaw
Director

In addition to being a director for Edentify, Mr. Gelnaw has over 25 years of experience in the financial services industry having held senior positions at Deutsche Bank, Lehman Brothers, Salomon Brothers and Andersen Consulting (currently known as Accenture). From October, 1996 through May, 2005, Mr. Gelnaw held various senior management positions at Deutsche Bank including Global Head of Business Development and Head of Strategic Funds. During this period, Mr. Gelnaw also served as Chief Operating Officer for Deutsche Bank's Asset Management and Deutsche Bank's Equity divisions where he was involved in all aspects of the business including structuring, marketing, investment management, due diligence as well as serving as a liaison with all the service functions that interface with the business processes. While he was Chief Operating Officer of the Equity Division of Deutsche Bank, the business grew in less than three years from a loss 40 million euros to a net profit of over 2.5 billion euros. Mr. Gelnaw was responsible for the acquisition of the NatWest Derivative businesses and played a lead role in the acquisition of Bankers Trust. Mr. Gelnaw served on the Firm's Divisional Executive Committees and was member of the Firm's top 40 professional charged with establishing the business mission and strategy.

In addition to operating in the capacity of a Chief Operating Officer for numerous Deutsche Bank businesses, Mr. Gelnaw held specific business responsibilities including Global Head of Equity Finance and the Global Head of Proprietary Trading for the Equity Division. The proprietary trading grew under Mr. Gelnaw's leadership both in terms of revenues ($220 to over $500 million) by increasing global reach while the Finance function grew from just $15 million in revenues to over $245 million in less than two years.

Mr. Gelnaw began his venture career while employed at Deutsche Bank in 1997. Mr. Gelnaw was the fund manager for the Angel Fund, a focused fund which captured emerging technology ventures in cooperation with Stanford University. Mr. Gelnaw later combined this fund together with other DB alternative funds to form the "Strategic Funds" which were marketed to investors through the bank's Private Client Group and Asset Management divisions.

Mr. Gelnaw is graduate of Georgetown University where he earned a BSBA in Accounting. Mr. Gelnaw currently serves on the board of various companies and charities. In particular, Mr. Gelnaw focuses on supporting charities whose mission is to cure diseases that primarily afflict children.

                                 AUDIT COMMITTEE

Presently, the Board of Directors acts as the Audit Committee as permitted by the rules of the Securities & Exchange Commission. We plan to establish an Audit Committee consisting of three independent directors as soon as practical as the board is expanded.

                                 CODE OF ETHICS

On March 10, 2006, the Company adopted a Code of Business Conduct and Ethics that applies to all employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth--

o each person who is known by us to be the owner of record or beneficial owner of more than 5% of its outstanding Common Stock;

o     each of our directors and each of our executive officers;

o     all of our directors and executive officers as a group; and

o the number of shares of Common Stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

As used in the table below and elsewhere in this Memorandum, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this Memorandum. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Except as otherwise noted below, the address of each of the persons in the table is c/o 74 West Broad Street, Bethlehem, PA 18018.

NAME OF BENEFICIAL OWNER (1)                      NUMBER OF SHARES (4)  OWNED
----------------------------                      --------------------  ------
Terrence DeFranco (2, 3, 6)                             8,374,166        32.7%
Face2face, Inc. (7)                                     7,500,000        29.3%
Thomas Harkins (2)                                        100,000         (5)
Kenneth Vennera (2)                                        12,000         (5)
Mark Gelnaw (3)                                            11,412         (5)
Eric Gertler (3)                                           11,412         (5)
Michael Preston (3)                                        11,412         (5)
All of our directors and executive officers
  as a group (6 persons)                                8,520,402        33.2%


----------
(1) Each of Bushido Capital Master Fund, L.P., Gamma Capital Opportunity Partners, L.P., Class A Gamma Capital Opportunity Partners, L.P., Class C and Whalehaven Capital, LP own Convertible debentures and warrants of the Company that contain provisions that prohibit the conversion or exercise of such debenture or warrant, if such conversion or exercise would cause any of them to own 4.99% or more of the outstanding shares of common stock of the Company. As a result none of the forgoing beneficially own more than 5% of our shares of common stock.

(2) Executive Officer

(3) Director

(4) Does not include exercise of vested options to purchase shares of Common Stock and conversion of debentures into Common Stock. Mr. Defranco currently has options vested entitling him to acquire 416,667 Shares of Common Stock.

(5) Less than 1%


(6) Although they have not been issued, approx. 2,000,000 shares from the acquisition of Budget currently treated by us as subscribed stock could be attributed to Mr. DeFranco since these shares were designated as being issuable to Mr. DeFranco or his nominees. Mr. DeFranco disclaims ownership of these shares.

(7) Although, by contract, face2face animation has the right to vote all of these shares, 5,000,000 of these shares have not been delivered due to contract disputes and are treated by us as subscribed stock.


Description of Securities.

GENERAL


At the date hereof the Company is authorized by our certificate of incorporation to issue an aggregate of 100,000,000 shares of Common Stock, par value $.001 and 1,000,000 shares of preferred stock with no designation.


COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is cumulative voting for the election of directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully-paid and nonassessable. In the event we were to elect to sell additional shares of Common Stock following this Offering, investors in this Offering would have no prior right to purchase additional shares. As a result, their percentage equity interest in the Company would be diluted.

The shares of Common Stock offered in this Offering and issuable upon exercise of the Warrants will be, when issued and paid for, fully paid and not liable for further call or assessment. Holders of the Common Stock will have cumulative voting rights, which means that shareholders may aggregate all of the votes (across candidates) and cast them for a single candidate for the board of directors as opposed to voting for each seat individually. Except as otherwise required by Delaware law, all stockholder action is taken by the vote of a majority of the outstanding shares of Common Stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of Common Stock is present in person or proxy.

WARRANTS

The Company has issued warrants for 11,175,000 shares of Common Stock in connection with offerings of convertible debentures to investors (see "Convertible Debentures" below), of which 2,000,000 have been exercised as of the date of this report.

CONVERTIBLE DEBENTURES


The Company has issued seven series of convertible debentures.


Each series of convertible debentures has the following material common terms (qualified, in their entirety by the specific terms outlined in the form of documents attached as exhibits to this Registration Statement).

1. Interest on the debentures is payable in cash or in kind. Late fees payable at a rate of 18% (if allowed by law).

2. Conversions of the debentures are restricted such that no investor may, individually, be deemed to hold more than 4.99% of the outstanding common stock of the company.

3. The debentures are subject to redemption by the company at a price equal to 125% of the principal amount plus accrued interest and are subject to forced conversion if the stock is trading, not earlier than 1 year after the closing date, at or above $1.50 per share for 30 consecutive trading days and the average trading volume equals or exceeds $150,000.

4. The following are events of default under the debentures:

o     Non-payment of principal and/or interest;

o     Failure to perform any covenant;

o The making of any materially untrue or incorrect representation or warranty or any other written statement in a transaction document;

o     A voluntary or involuntary bankruptcy by the company;

o     A default by the company on any obligation in excess of $150,000;

o The company is a party to any change of control transaction or fundamental transaction;

o Failure to have the registration statement required pursuant to the Registration Rights Agreement, executed simultaneously with the debenture, declared effective within 180 days from the closing date on the offering in which they were acquired by investors.

o Inability of the investors to resell registrable securities acquired in the offering for more than 10 consecutive trading days or 15 non-consecutive trading days in any 12-month period;

o Failure of the company to deliver stock certificates prior to the 5th trading day after a conversion.

o     Any breach under the transaction documents.

In the event of default, as would only be finally determined judicially, we would be required to pay to investors, the "Mandatory Prepayment Amount" which would equal the sum of (i) the greater of: (A) 250% of the principal amount of debentures to be prepaid, plus all accrued and unpaid interest thereon, or (B) the number of shares issuable upon conversion of the debenture in full on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the debentures.

Those terms that are specific to a series are described in the respective paragraphs detailing each series below.


The December, 2004 issuance of convertible debentures (assumed from Edentify, Inc.) consisted of the issuance of an aggregate of $300,000 in principal amount of 8% senior secured convertible debentures originally due on December 31, 2006 (as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 2,000,000 shares of common stock of the Company in a private placement. Interest is due quarterly at the rate of 8% per annum of the outstanding principal. Each debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.15. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.15 per share at any time commencing on December 31, 2004 through December 31, 2009.

The April, 2005 issuance of convertible debentures (assumed from Edentify, Inc.) consisted of an aggregate of $600,000 in principal amount of 6% senior secured convertible debentures originally due on April 21, 2007 (as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 1,875,000 shares of common stock of the Company in a private placement. Interest is due quarterly at the rate of 8% per annum of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.32. The warrants are to acquire an aggregate of 1,875,000 shares of common stock at a price of $0.32 per share at any time commencing on April 21, 2005 through April 21, 2010.

The August, 2005 issuance consisted of $1,000,000 in principal amount of 6% senior secured convertible debentures due on August 29, 2007, and warrants to receive an aggregate of 2,000,000 shares of common stock of the Company in a private placement. Interest is due quarterly at the rate of 6% Per annum of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.50 per share at any time commencing on August 29, 2005 through August 29, 2010.

The December, 2005 issuance consisted of $1,050,000 in principal amount of 6% senior secured convertible debentures due on December 10, 2008, and warrants to receive an aggregate of 2,100,000 shares of common stock of the Company in a private placement. Interest is due quarterly at the rate of 6% Per annum of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 2,100,000 shares of common stock at a price of $0.50 per share at any time commencing on December 10, 2005 through December 10, 2010.

The May, 2006 issuance consisted of $800,000 in principal amount of 6% senior secured convertible debentures due on May 15, 2009, and warrants to receive an aggregate of 1,600,000 shares of common stock of the Company in a private placement. Interest is due quarterly at the rate of 6% per annum of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,600,000 shares of common stock at a price of $0.50 per share at any time commencing on May 15, 2006 through May 15, 2011.

The September, 2006 issuance consisted of $500,000 in principal amount of 6% senior secured convertible debentures due on September 29, 2009, and warrants to receive an aggregate of 1,000,000 shares of common stock of the Company in a private placement. Interest is due quarterly at the rate of 6% per annum of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,000,000 shares of common stock at a price of $0.50 per share at any time commencing on September 29, 2006 through September 29, 2011.

The January-February 2007 issuance of $815,000 principal amount 6% convertible debentures due on February 20, 2010, and warrants to receive an aggregate of 1,630,000 shares of common stock of the Company in a private placement resulted in aggregate proceeds to the Company of $815,000. Interest is due quarterly at a rate of 6% per annum on the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,630,000 shares of common stock at a price of $0.50 per share at any time commencing on February 20, 2007 through February 20, 2012.

NON-CONVERTIBLE DEBENTURES

By agreement with the lenders of our November, 2006 bridge financing, we issued $1,102,000 in principal amount of 6% debentures due June 30, 2007, and warrants to receive an aggregate of 1,000,000 shares of common stock of the Company in a private placement. This financing was originally a bridge loan to the Company, however, the terms converting it to a debenture were not finalized until February, 2007, with an effective date of November 27, 2007. Interest is due quarterly at the rate of 6% per annum of the outstanding principal. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.50 per share at any time commencing on November 29, 2006 through November 29, 2011.


SHARES ELIGIBLE FOR FUTURE RESALE


As of March 31, 2007, we had an aggregate of 26,652,949. shares of our common stock outstanding (including approximately 6,956,323 of our shares that are subscribed to but which have not been issued due to ministerial delays), of which approximately16,849,559 share are "restricted securities." These shares may be sold only in compliance with Rule 144 under the Securities Act 1933, as amended, or other exemptions from registration requirements of the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment there for may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations. Substantially all of our presently issued shares will be capable of sale pursuant to Rule 144 at year end subject to the foregoing limitations. In addition, the shares offered hereby including shares issuable subject to the warrants and convertible securities, could add 21,741,133free trading shares. The sale of a significant number of these shares or the shares eligible for resale under Rule 144 in the public market may adversely affect prevailing market prices of our shares.

STOCK SYMBOL; TRADING OF COMMON STOCK

Our Common Stock is listed on the Over-the-Counter Bulletin Board with the assigned symbol "EDFY" however, trading is very light.


EXPERTS

Legal Counsel


Outside legal counsel for the Company is the law firm of Flamm, Boroff & Bacine, P.C., 794 Penllyn Pike, Blue Bell, Pennsylvania 19422.


Auditors

The consolidated financial statements for the year ended December 31, 2006 and for the period from August 27, 2004 (date of inception) to December 31, 2006 included in this prospectus and registration statement, have been audited by WithumSmith + Brown, P.C. independent registered public accountants as stated in their report dated April 12, 2007 which includes an explanatory paragraph relating to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.

Our financial statements for the year ended December 31, 2005 were audited by Cinnamon Jang Willoughby & Company, Metrotower II, 900-4720 Kingsway, Burnby, British Columbia, V5H4N2 Canada independent certified public accountants.

Interest of Named Experts and Counsel

No expert or counsel for the Company has received a contingent fee or an interest in the Company in connection with services provided to the Company.


TRANSFER AGENT

The transfer agent for our common stock is Computershare Trust Company, Inc. of 350 Indiana Street, Suite 800, Golden, Colorado 80401. Their telephone number is
(303) 262-0600.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the above described provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission their indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Organization within the Last Five Years.

DESCRIPTION OF OUR BUSINESS.

Edentify, Inc. ("Edentify") was formed in August 2004 with the objective of becoming a leader in the development and deployment of data analysis technology-based solutions for the prevention of identity theft and fraud. It is currently a later development-stage company and expects shortly to begin realizing revenue and growth in operations. Edentify will seek to fulfill its goals by analyzing the means by which identity crimes are perpetrated and through the development of new technologies and procedures to assist corporations, the government and consumers in the fight against identity fraud and related crime.

Edentify owns the intellectual property rights to two strategic approaches for the detection and prevention of identity fraud. They are (1) an information-based data analysis and monitoring approach and (2) a biometric technology-based approach. Although we had anticipated that it would be rolled-out sooner, we are still in the process of developing a second, biometric approach.

We carry out our data analysis and monitoring through our wholly-owned subsidiary, Edentify, Inc. (Delaware), using a patented information-based technology that analyzes identity data information for individuals in large databases. The product of this analysis is a risk score (Identity Integrity Index (TM)), which provides a confidence level associated with an identity verification and is also capable of detecting and scoring incidences of identity manipulation and potential fraud,described more fully under the heading "Edentify (DE) Products" below. These operations are carried our through our wholly-owned subsidiary, Edentify, Inc. (Delaware). The forerunner of the technology that was acquired by us from Edentification, Inc. was, as of 2002, and based on our knowledge of the industry, is still currently used in screening identities in connection with new checking account applications in large banks in the U.S. A third-party licensee acquired the revenue stream from this license and prepaid to Edentification all royalties due under the license prior to our acquisition of this asset from Edentification. Edentify will continue to market our enhanced version of this technology to other areas of the financial services industry, as well as to large healthcare organizations and local, state and federal governments.

We currently market our data analysis technology products directly and through channel partners. We currently have relationships with two such partners, Seisint (that is ancillary to our primary relationship with them as a data aggregator) and Trilegiant, and are currently actively pursuing relationships with several others. See "Material Agreements" p.18, below. These relationships include cross-marketing and other similar teaming arrangements with banking associations, technology groups, affinity organizations and other groups and individual entities that are recognized by the industry and us as being within the product distribution channel. We also market directly to financial institutions. Our marketing/teaming arrangements in this business line provide us with key direct access for introducing our products to members of affinity-type organizations as well as indirect access (i.e. our partner making an introduction) to customers of the teaming partner. In those instances where we may need to utilize the marketing materials of a teaming/marketing partner or they utilize any of our marketing materials, those materials are provided by the party that created them. There are no commitments by any party to these agreements to meet any minimum sales requirements or other similar obligations. By entering into these arrangements, we have the benefits of the access described above, while our partners provide the value-added benefit of our solutions to their members and customers. We would anticipate these benefits to increase over time as awareness and market penetration increase.


We enter into agreements for our solutions and products directly with each individual customer and are beginning to generate revenue from sales of our product solutions to such customers.

Our competition in the area of data analysis decision making solutions consists of companies that provide similar solutions for the financial services, health care or government sectors. At present, we have identified two key competitors as a result of discussions with customers in our target market for this suite of products, Fair Isaac and ID Analytics. In the areas where we compete with Fair Isaac and ID Analytics, we feel that we have a competitive differentiation with regard to the data that we analyze and the resulting conclusion on the level of risk associated with identity fraud. We believe it is important, given the sensitivities and concerns associated with use of personal information, to be able to provide a reliable identity manipulation scoring solution using as few data points as possible. In our view, our IDBenchmark technology which forms the basis of our product solutions in this business line satisfies this goal. The solutions of our competition, while robust, include additional data elements such as financial data.

While factors like early entry into the market and size of competitors are not insignificant, they have less of an impact on demand for our products solutions than would occur with manufactured goods or "canned" software products since target customers tend to be institutional in which a large segment of at-risk data is concentrated. Having such a high degree of concentration of data does not limit our product solution sales potential, however, since in many cases, our products can compliment existing solutions whether created in-house by such institutions or licensed from our competitors, particularly since many currently employed strategies attack only part of the problem with identity fraud or otherwise lack flexibility to adapt to constantly changing risks.


The biometric technology, presently still under development, would be marketed through, our wholly-owned subsidiary, InMotion Biometrics, Inc. ("IMB"). The present plans for this technology are based on a set of algorithms, combining face and voice recognition techniques for authenticating the identity of an individual. Our agreement for the development of the IMB technology is with face2face, Inc., a leading character animation company that was spun off from Lucent Technologies, Inc. in 2000. The core capability of this technology is its facial analysis system that contains highly evolved algorithms for obtaining the inner lip contour, which can accurately measure for optimal visual speech recognition performance. Additionally, the system is designed as a multi-modal platform capable of combining the reading of two or more biometric technologies simultaneously. We have not begun operations or generated revenue through this subsidiary or otherwise in respect of this business line.


Future plans include the development of an integrated product that combines our information-based ID manipulation detection capability with IMB's face recognition technology, thereby enabling a defensively-robust enrollment and subsequent identity protection system.

On January 31, 2007, we acquired a service business, Zelcom, LLC, an Illinois limited liability company ("Zelcom") operating out of Schaumberg, Illinois. Zelcom's staff consists of two principals, Robert Zelikson and Greg Fasana (the "Zelcom Principals"), as well as another senior employee who performs analysis for clients. Zelcom is a start-up business founded in April, 2006 by its two principals. The focus of its business will be to provide marketing and risk-management analytics to small and mid-tier financial companies. The business has not generated any significant revenue to date. However, we anticipate that the addition of the services of the Zelcom Principals will add to our ability to analyze the information that we provide to our existing target customers as well as increasing our ability to penetrate more markets for our services, through the professional expertise and experience of the Zelcom Principals. The agreement for the acquisition of the Zelcom business is more fully described in the section entitled "Material Agreements."

REORGANIZATION


On March 29, 2005, BudgetHotels Networks, Inc. ("Budget") signed an Agreement to acquire all of the issued and outstanding shares of Edentify, Inc., a Delaware corporation ("Edentify") in exchange for issuance of 21,000,000 shares of the Company's common stock and Share Rights Certificates entitling the former stockholder of Edentify to receive the balance of the shares upon consummation of a reverse split or other corporate action making new shares available for issuance, so that ultimately the former Edentify stockholder and nominees will own a total of 88.2% of the outstanding common stock of Budget (hereinafter, the foregoing transaction being the "Acquisition"). Pursuant to the Agreement, Edentify deposited $75,000 into an escrow account for the benefit of Budget in conjunction with the execution of the letter of intent, and was required to pay an additional $75,000 to Budget (with such amount to be assigned to InfoCenter, Inc.) on or before July 31, 2005. Both amounts were paid to Budget in July 2005. Inasmuch as the Board of Directors of Infocenter was not prepared to file a registration statement as of such date, management is currently in discussions with the Board of Directors of Infocenter regarding the appropriate disposition of this obligation.


Upon the reverse split becoming effective, Budget issued a total of 19,510,255 shares of its common stock to the former stockholder of Edentify and his nominees associated with the Share Rights Certificate in order for such persons to hold approximately 88.2% of the outstanding common stock of the Company. After the reverse split and subsequent issuance under the Share Rights Certificates, Edentify, formerly Budget, had a total of approximately 24,501,000 shares of common stock issued and outstanding.

Prior to the Closing Date of the Acquisition, Budget executed a Distribution Agreement with its subsidiary InfoCenter, Inc., through which Budget carried on its then-current operating business activities, pursuant to which Budget will agree to distribute the shares of InfoCenter, Inc., to the stockholders of record of Budget as of a record date immediately prior to the Closing Date of the transaction with Edentify. Distribution of the shares of InfoCenter, Inc. is intended but not required to be made through the filing of a registration statement with the U.S. Securities and Exchange Commission by InfoCenter, Inc. Under the terms of the Agreement, the distribution was required to be completed on or before January 31, 2006. The Company has recorded a distribution payable of approximately $75,000 as of December 31, 2005.

On January 30, 2006, we amended our Distribution Agreement with our subsidiary InfoCenter, Inc. to change the outside date for requiring the filing a registration statement for the distribution of such shares from "January 31, 2006" to "August 31, 2006." In as much as the Board of Directors of InfoCenter was not prepared to file a registration statement as of such date, management is currently in discussions with the Board of Directors of InfoCenter regarding the appropriate disposition of this obligation.

The operations regarding our subsidiary, InfoCenter, Inc. have been accounted for as discontinued operations in accordance with accounting principles generally accepted within the United States of America.

The acquisition resulted in the owners and management of Edentify having effective operating control of the combined entity after the Acquisition, with the existing Budget shareholders continuing as only minority shareholders.

Under accounting principles generally accepted in the United States (US GAAP), the above noted acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by Edentify for the net monetary assets of Budget, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill intangible is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (Budget), are those of the "legal acquiree" (Edentify) (i.e. the accounting acquirer).

EDENTIFY (DE) PRODUCTS

Our solutions all revolve around a core technology that is a set of data analysis pattern recognition algorithms that is capable of detecting fraudulent anomalous or suspicious behavior when compared utilizing third party data aggregations, such as Sersint (a division of Lexis-Nexis) to the historical use of individual identity information, specifically name and social security number. The process of deploying our technology includes the generation of encrypted keys that contain the content of each individual name and social security number from our customers' data as contained in their client database and a suite of software-based solutions: IDAssess(TM), IDScreen(TM) and IDAlert(TM), each of which can be marketed separately, however, which are intended to compliment each other as part of an integrated solution for identity fraud detection and prevention. These products are currently marketed towards financial, healthcare and government institutions and not directly to consumers.

                                  IDASSESS(TM)


The IDAssess product, incorporating Edentify's unique IDBenchmark(TM) process 1) proactively associates input client records with all available historic variations of digital identity records including heretofore "anonymous" digital identity records and 2) separates "innocent" associated identity records from "suspicious" associated identity records with limited false responses.


                                  IDSCREEN(TM)


Our IDScreen product compares the new applicant identity record to an external reference data base and retrieves and scores all associated variations of the new applicant data that reside in the reference database as determined by Edentify's proprietary IDBenchmark advanced pattern recognition analytics. Each score represents a certain risk profile for the each of associated variations as they compare to the new applicant identity record. We then create a risk rating for the entire group known as the Identity Integrity Index(TM) that will drive the identity management regimen deemed appropriate by the customer based on their risk thresholds. The risk rating generally places the new applicant in one of 3 categories used to evaluate the information.


                                   IDALERT(TM)

Our IDAlert product detects subsequent abuses in light of new identity record feeds to the reference database of identity records and alerts either the consumer or Edentify's client based on our client's wishes. As with automobiles, identities are usually modified, damaged or used to commit a crime once they are stolen. By continuously monitoring information related to a specific identity, the owner of that identity or Edentify's client can be immediately notified if it has been compromised. As identity fraud usually precedes other types of fraud (such as credit card fraud), this type of proactive alert system is critical to mitigating the extensive, and expensive, damage perpetrated after an identity is stolen and manipulated. Given the considerable lag between when an identity is compromised and when that event is discovered, this service is a critical component of Edentify's services in defense against identity fraud.

INMOTION BIOMETRICS PRODUCTS

The IMB Technology is still under development in accordance with the agreements entered into between the Company and face2face animation, inc. (See sections entitled "Material Agreements" below).

Our business operations prior to the acquisition of Edentify, Inc. generally consisted of (1) display board advertising, and (2) an online travel reservation system conducted through its website, www.budgethotels.com. All of our operations were conducted, prior to the Exchange, through our wholly-owned subsidiary, InfoCenter, Inc., the stock of which was intended to be spun-off on or before August 31, 2006 to our stockholders of record as of March 29, 2005 pursuant to a registration statement or otherwise. In as much as the Board of Directors of InfoCenter was not prepared to file a registration statement as of such date, management is in discussions with the Board of Directors of InfoCenter regarding the appropriate disposition of this obligation.

The operations regarding our subsidiary, InfoCenter, Inc. have been accounted for as discontinued operations.

MATERIAL AGREEMENTS


1. Data Agreement with ChoicePoint Public Records.

The Company entered into a Services Agreement ("Services Agreement") and Scope of Work ("SOW 1") with ChoicePoint Public Records, Inc. as of October 24, 2006. This Services Agreement provides for ChoicePoint to provide certain services and for Edentify to perform certain duties as outlined in SOW 1 all in connection with supporting our ongoing efforts to assist our customers in the areas of detection and prevention of identification fraud. The Services Agreement also provides that a fee will be paid to ChoicePoint as specified in a separate SOW. The term of the Services Agreement begins as October 24, 2006 and continues for a term of three years, renewable for successive one-year terms unless the non-renewing party notifies the other in writing of such non-renewal at least 90 days prior to the expiration of the respective term. Upon expiration of the term, all licenses granted pursuant to the Agreement or any SOW will terminate. The Services Agreement also provides for an indemnification by each of the parties of the other party under conditions set forth in detail in the Services Agreement. Except with respect to the indemnification obligations of the parties, liability under the Services Agreement is limited to the amount payable under the Services Agreement. This agreement also provides for confidentiality with respect to the information and technology being exchanged and developed. The Services Agreement further requires us to maintain general liability insurance with coverage of no less than $1,000,000 per claim and $2,000,000 aggregate.

Pursuant to the first SOW ("SOW 1"), executed simultaneously with the Services Agreement, ChoicePoint is to provide all hardware, operating software (excluding certain assessment modules provided by Edentify) and data center needs necessary for the development, implementation and maintenance of servers that shall perform identification fraud detection services to our customers. Edentify is to provide the assessment modules for processing to develop a key that will allow for the detection of identification fraud. The term of SOW 1 begins as of October 24, 2006 and continues for three (3) years, renewable for successive one year terms unless the non-renewing party notifies the other in writing of such non-renewal at least 90 days prior to the expiration of the respective term. Edentify also grants to ChoicePoint a revocable (to the extent that SOW 1 is terminable), world-wide, non-transferable, royalty-free restricted license without the right to sublicense to use the assessment modules and key generation modules solely for the purpose of performing the services contemplated by SOW 1.

In consideration for the development and implementation of the Company's database server, assessment server(s), and required operating infrastructure within ChoicePoint, and the initial run of the Company's key generation and update service and identity assessment processing service, the Company agreed to pay to ChoicePoint a $300,000 fee (the "Implementation Fee"). Such Implementation Fee is payable in two equal installments, with the first payment delivered on the effective date of the agreement, and the second payment due upon the acceptance or production use of the system by Edentify. The Company paid the first payment due upon execution of the agreement. SOW 1 also requires us to pay ChoicePoint a monthly service fee in the amount of $83,000 billed monthly in advance and payable within 35 days of the invoice. There is also a termination fee payable to ChoicePoint in the event that the Company terminates the SOW 1 or Services Agreement at any time prior to 14 months when service fees are payable, unless such termination is as a result of a change in ChoicePoint policy or an uncured breach by ChoicePoint.

The Company recorded $150,000 as a prepaid expense as of October 24, 2006. The additional payment of $150,000 will also be recorded as a prepaid expense when paid. We will amortize these costs over the three year contract term as cost of sales. In consideration for the ongoing services provided to the Company, including the maintenance of the Company's database server and assessment server(s) and all subsequent runs of the Company's key generation and update service and identity assessment processing services, the Company agreed to pay to ChoicePoint fees for 2007, 2008 and 2009, respectively.

2. Amendment to Seisint Agreements.

As a result of mutual disagreements between the parties, on November 1, 2006, we amended our Master Services Agreement with Seisint, Inc. (the "Master Services Amendment"). The Master Services Amendment required us to pay Seisint $300,000 on or before November 2, 2006 with an additional payment of $400,000 on or before November 30, 2006. These amounts are in lieu of the payments previously required under the Master Services Agreement, representing a reduction in potential obligations to Seisint (as reflected in a reduction of our cost of sales) in the amount of approximately $225,000. In addition, we are required to pay Seisint $25,000 per month for each of November, December and January for continued services during each of those months. The Amendment supersedes and replaces the payment obligations previously agreed to by the parties in the original Master Services Agreement. After January 31, 2007, upon meeting all of our obligations under the Amendment, the Master Services Agreement and SOW with Seisint will terminate, unless the parties are able to negotiate a new agreement. As a result of this Amendment, the Company recognized an impairment loss, as of September 30, 2006, of $555,555 on the carrying value of the data implementation asset.

3. Marketing Agreement with Trilegiant (Affinion)


On April 7, 2006 (the "Effective Date"), we entered into a Marketing Agreement (the "Marketing Agreement") with Trilegiant Corporation whereby Trilegiant agrees to market, on a non-exclusive basis, our products to members of its membership programs (including, but not limited to, PrivacyGuard, PC Safety, ID Secure, Identity Sweep, Hotline and any program(s) established by Trilegiant on or subsequent to the Effective Date. The term of the agreement is for five (5) years, renewable for successive twelve month terms thereafter.

Trilegiant is obligated to pay Edentify a license fee, in part payable within thirty (30) days of the Effective Date; and an equal amount payable on each anniversary date of the Effective Date during the Term. In addition, Trilegiant is required to pay Edentify, on the fifteenth (15th) business day of each calendar month during the term, monthly fees in respect of active Members of Trilegiant Edentify Programs as of the immediately preceding calendar month.

The Marketing Agreement provides for a mutual non-compete and non-solicitation provisions that prevents either Edentify or Trilegiant from selling directly to certain specified customers and competitors of the respective parties. Edentify is required to meet certain service level standards described in more detail in the Marketing Agreement. In addition, the Marketing Agreement requires that, upon receiving an acquisition offer from a competitor of Trilegiant, we are required to give Triligiant notice of the offer and the opportunity to make its own offer to acquire us within 20 days of our filing of an 8-K announcing the initial offer. The Marketing Agreement also contains a provision protecting the confidentiality of proprietary information of the parties. Customer service for Trilegiant members is to be provided through Trilegiant's customer service department. The Marketing Agreement also provides for customary indemnification provisions and protection of intellectual property rights.

Liability for either party under the Marketing Agreement, related to breaches, performance, non-performance, acts or omissions is limited to a monetary cap.


4. Agreements with face2face animation, inc.

Our wholly-owned subsidiary, InMotion Biometrics, Inc. ("InMotion") entered into a license, development and share and warrant issuance agreement with facet2face animation, inc. ("face2face") on August 29, 2005. The Company was granted an exclusive worldwide license ("License Agreement") to make, use, import and sell certain patents, hardware, software and other technology related to the identification of persons and facial recognition. InMotion also has limited right to sub-license the technology and requires face2face to pay InMotion any royalties or fees due to third parties that are related to the technology. As consideration for the license agreement, the Company was required to issue shares of common stock and warrants pursuant to a share and warrant issuance agreement as described further below. The term of the license is perpetual.

As part of the same transaction, InMotion also entered into a non-exclusive Development Agreement ("Development Agreement") with face2face for the joint development of hardware and software to be used for advanced acoustical and visual speech recognition and facial recognition. The term of the agreement is twelve months from the date of execution with an option to renew for an additional six months. InMotion paid face2face $1,000 upon execution of the development agreement and also provided an assurance to face2face regarding our having minimum cash deposits in the amount of $250,000 required for face2face to seek grant funding from certain state agencies of the State of New Jersey for research by face2face in furtherance of this product development.

As part of the consideration for the License Agreement and the Development Agreement described above, the Company, on August 29, 2005 also closed on a Share and Warrant Issuance Agreement (the "Issuance Agreement") with face2face. The Issuance Agreement was entered into as a condition precedent to the performance obligations of the parties to each of the License Agreement and the Development Agreement. As part of the consideration for face2face entering into the License Agreement and the Development Agreement, We issued in the name of face2face a total of 7,500,000 shares of our common stock (the "Shares") which shall be delivered to face2face as follows: 2,500,000 Shares at closing, 2,500,000 Shares upon acceptance of the Product by the Company under the Development Agreement, and 2,500,000 Shares upon the closing of a sublicense or other agreement between the Company and a customer relating to the Product. The Company also issued a warrant, at closing, to face2face to purchase 1,000,000 shares of the Company's common stock at an exercise price of $1.00 per share.

At present the Company is in negotiations with face2face in respect of amending the above referenced agreements regarding its obligation to deliver the 5,000,000 shares not delivered to date.

5. Agreement to acquire business of Zelcom, LLC.


On January 31, 2007, we acquired a service business, Zelcom, LLC, an Illinois limited liability company ("Zelcom") operated out of Schaumberg, Illinois. Zelcom's staff consists of two principals, Robert Zelikson and Greg Fasana (the "Zelcom Principals"), as well as another senior employee who performs analysis for clients. The focus of its business will be to provide marketing and risk management analytics to small and mid-tier financial companies. Zelcom is a start-up business founded in April, 2006 by its two principals. The business has not generated any significant revenue to date.

In consideration for the transfer of all of the membership interests in Zelcom by the Zelcom Principals, we agreed to issue 750,000 shares of our common stock. The consideration is to be issuable as follows: 356,250 shares to each of the Zelcom Principals and 37,500 to the above-mentioned senior employee of Zelcom. Of the amount issuable, one-half was issuable immediately upon Closing and the remainder is contingent upon and issuable only if Zelcom achieves at least break-even on a cash flow basis for a full 12-month period as evidenced by its audited financials for such period. The shares issued at Closing are forfeitable if, prior to the end of the second anniversary of the closing date, any of the parties to which they were issued, (a) voluntarily terminates his employment with Zelcom or (b) is terminated for cause.

We agreed to make capital contributions to Zelcom during the eighteen month period following closing. With the exception of the first contribution, such capital contributions are conditioned, however, upon Zelcom not having exceeded its budgeted expenditures by more than ten percent (10%) and having substantially achieved its budgeted revenue projections during the relevant period. The Zelcom Principals are entitled to receive a 25% profits interest in the ongoing operations of Zelcom.

In addition, as part of the compensation package to the Zelcom Principals, each were given an employment agreement with Zelcom and warrants to acquire 500,000 shares of the common stock of Edentify at an exercise price of $1.00 per share. The warrants vest equally at a rate of 1/36 per month over a three-year period and are forfeitable, similarly to the stock described above, in the event that prior to the end of the second anniversary of the closing date, any of the parties to which they were issued, (a) voluntarily terminates his employment with Zelcom or (b) is terminated for cause.

COMPETITION

Relating to Edentify Business

ID Analytics

Not unlike our products and services, which focus on identity fraud detection and prevention, ID Analytics' products and services focus primarily in the area of identity risk management. ID Analytics provides its clients with comprehensive analytical solutions that manage identity risk throughout the customer life cycle. They have developed a technology solution called the Graph Theoretic Anomaly Detection (GTAD), their proprietary advanced pattern recognition technology, which allows clients to detect suspicious behavioral patterns related to identities as they are used across many different industries, a flexibility that we have with our solutions as well. ID Analytics' technology approach is very similar to that of Edentify, in that both companies use a pattern recognition methodology as the core of their technology solutions. One major difference between the technologies is that ID Analytics' analysis utilizes more than two identity attributes, while our analysis requires only two identity attributes. Our view of the need for utilizing a given number of identity attributes in making the identity fraud assessment forms the basis for our marketing approach with potential customers.

ID Analytics has developed technology products that are in use today by consumer companies representing more than half of the credit and retail card market in the US, along with a large wireless retail bank and online consumer finance companies. Each of these markets represents a potential customer for our solutions as well as a compliment to the services provided by ID Analytics or as an alternative, in some instances. ID Analytics sells their solutions primarily to large financial services companies, which is the same target market as Edentify. ID Analytics has established itself in the marketplace by creating a consortium of these large financial services companies as a source of data and, in turn, developing same into a client base for its products and services. Additionally, ID Analytics has been very successful in gaining market share with a first-mover advantage and continues to be successful in securing partnerships with other technology-solution providers within the financial services companies. Because it is a private company, specific data on their market share is not readily available, however, ID Analytics presents a significant competitor to Edentify in that the target clients of both companies potentially view the companies' products as comparable. We are often required to and are becoming more successful at distinguishing our products and services to these potential customers.

Fair Isaac, Inc.

As stated on their website, Fair Isaac is a provider of data analytics and risk scoring solutions to thousands of companies worldwide, with a particular focus on the financial services industry with their credit score identity fraud solutions. We interpret this information, coupled with our management's understanding of the industry, to translate into a substantial share of our potential market. Of particular interest to us, Fair Isaac targets large banking, general and retail credit card providers and financial institutions, all of which make up key potential customers for our solutions, albeit, for potentially different applications.

The main emphasis of their identity fraud solutions are centered around identity verification within the credit granting process, which varies significantly from our solutions which provide an analysis of an identity for a variety of applications without specific reference to the granting of credit. Additionally, our solutions differ from that of Fair Isaac in that our analysis includes the use of identities across various industries and sectors instead of confining the analysis to only the financial services industry. We believe that the differences in the utilization of our respective solutions by the financial services industry also lie in the fact that our products and services could be viewed by our potential customers as complimentary to or an expansion of Fair Isaac solutions into other applications.

INTELLECTUAL PROPERTY

Currently, Edentify owns the IP rights to two solutions aimed at detecting and preventing identity fraud. One is a patented information-based solution that analyzes identity information of individuals in large corporate databases and is capable of detecting and scoring incidents of identity manipulation and potential theft (Identity Quotient Index(TM)). This technology is currently used in screening new checking account applications at nearly every major bank in the U.S. and will continue to be marketed to other areas of the financial services industry, as well as to large healthcare organizations and local, state and federal governments. The second intellectual property is a biometric solution (technology-based solution) marketed through and named after our wholly-owned subsidiary, InMotion Biometrics, Inc. ("IMB"), that combines face and voice recognition technologies for authenticating the identity of an individual. The IMB technology is licensed from face2face, Inc., a leading character animation company that was spun-off from Lucent Technologies, Inc. in 2000. The core capability of this technology is its facial analysis system that contains highly evolved algorithms for obtaining the inner lip contour, which can accurately measure for optimal visual speech recognition performance. Focused on high performance and reliability, the InMotion Biometrics technology offers significantly improved recognition capabilities of existing biometric technologies, eliminates the possibility of spoofing by using challenge response and reduces the inconvenience to the user.


We have a registration, on the primary register with the U.S. Patent and Trademark Office, for our service mark: "edentify."

Edentify markets each technology through channel partners in each specific vertical. Future plans include the development of an integrated product that combines our information-based ID manipulation detection capability with IMB's face recognition technology, thereby enabling a foolproof enrollment and subsequent identity protection system.

GOVERNMENT REGULATION

Our business model and technology do not require us to collect, aggregate, and retain data in order to provide the services we do. As a result, we are not currently subject to certain privacy laws and regulations that are aimed at protecting consumer information. Many of our business partners, who deal directly with individual consumer information, however, are subject to such laws and regulation. Since this area of the law rapidly and is regularly fluctuating, however, this could change at any time.

HUMAN RESOURCES

As of February 28, 2006, our total headcount was 12, consisting of 11 full time employee ('FTE') and 1 part-time employee. Part time personnel are paid on a per diem or monthly basis. Three FTEs are engaged in our sales and marketing effort and four FTEs perform general administration, including financial and investor relations functions. We have no union employees and we believe our relationship with our employees is good.

Management's Discussion and Analysis or Plan of Operation

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

SAFE HARBOR STATEMENT - FUTURE UNCERTAINTIES

The following discussion should be read in conjunction with the "Selected Financial Data" and our consolidated financial statements and accompanying notes contained elsewhere in this prospectus. The following discussion may contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below.

OVERVIEW

Edentify markets our technology at present consisting of the products identified above under the heading "Edentify (DE) Products", through our channel partners. Future plans include the development of an integrated product that combines our information-based ID manipulation detection capability with biometric technology, thereby enabling a more defensibly-robust enrollment and subsequent identity protection system. Such plans are currently being discussed by our Board of Directors and management.

We anticipate that given the current licenses and agreements we have in place, that our business will continue to develop for Edentify (DE) Products in line with our current business plan. The trends identified in the results of our operations to date, as discussed hereinafter, represent, what we believe, are consistent with the phase of business in which we are presently.

The trend of our revenue and income over the next several quarters depends upon several variables, however, some of which cannot at this time be ascertained definitively.

Aside from the transactions described herein, there have been no material changes in our affairs that have occurred since the end of the latest fiscal year.

RESULTS OF OPERATIONS


Year ended December 31, 2006 versus year ended December 31, 2005,.


Prior to the Reverse Acquisition, the primary operations of the Company were conducted through its wholly-owned subsidiary, InfoCenter, Inc. and its current operations, which differ significantly from those of InfoCenter, Inc. are conducted through our new wholly-owned subsidiary, Edentify, Inc., a Delaware corporation, and its subsidiary, InMotion Biometrics, Inc., a Delaware corporation. Therefore, comparisons herein to the prior period may not present an accurate view of the financial condition of the Company.

NET LOSS


Our net loss from continuing operations was $8,396,322 and $2,108,137 for the years ended December 31, 2006 and 2005, respectively. As minimal revenue was generated for each of these periods and we are in the development stage of our operations, the loss was primarily due to three factors: 1) general and administrative expenses of approximately $3,359,679, resulting primarily from implementation of FASB 123R requiring reporting of stock based compensation in the amount of approximately $1,600,000, 2) costs associated with the development of our fraud detection service totaling $621,455 and 3) financing costs and interest expense associated with amortization of debt discount for convertible debentures and notes payable issued during 2006 in the amount of approximately $1,900,000.

Our net loss from discontinued operations was approximately $246,000 for the year ended December 31, 2006 primarily due to the discontinued operations of our InfoCenter, Inc. subsidiary. Net loss per share from continuing operations was $(0.33) for the current year versus $(0.09) for the prior year while the net loss per share from discontinued operations was ($0.01) for the current year and ($0.00) for the prior year.

REVENUE


Revenues for the years ended December 31, 2006 and 2005 were $109,028 and $556, respectively.


In December 2005, we entered into a Scoring Services Agreement ("Agreement") with a financial institution ("Client") whereby our client will provide us with identities from Client's proprietary database for the purpose of having us utilize proprietary databases, processes and information developed by us and/or obtained from third parties to produce an "identity score" referred to as the Identity Quotient Index. We will provide this identity score using our proprietary scoring methodology, IDBenchmark, which measures the level of suspicious identity manipulation activity and potential fraud associated with each identity record provided by the Client.


For grant of the license, the Client undertook to pay us the sum of $30,000 payable as follows: $20,000 upon execution of the agreement and $10,000 upon the completion of the 60 day acceptance period which represents the time period allotted to provide a secure interface between the two parties. In the event acceptance is not met, the Client would be entitled to a 50% refund of the initial payment of $20,000 or $10,000. In addition, the Client will pay $2,500 per month for the Scoring service for a term of three years. Upon execution of the agreement, we recorded the entire $20,000 as deferred revenue. The non-refundable portion of the up-front fee or $10,000 will be recognized into to income of the service agreement term. Upon acceptance of the product or service, the remaining $20,000 will also be recognized ratably over the term of the agreement.


RESEARCH AND DEVELOPMENT EXPENSE


Research and development for the years ended December 31, 2006 and 2005 were $621,455 and $83,333, respectively. These costs are mainly due to the development and implementation services provided by a key vendor on database and assessment servers, as well as costs incurred on the required operating infrastructure within our key vendor's facility. In addition, we incurred costs for the initial run of our key generation and update service and identity assessment processing service on these databases for the purpose of providing identification fraud detection services to our customers.

SELLING EXPENSES


Selling expenses for the years ended December 31, 2006 and 2005 were $721,377 and $83,583, respectively. These costs primarily relate to the hiring of a sales and marketing manager-level staff in the second half of 2005. We will continue to market our technology through channel partners. Our future plans include the development of an integrated product that combines our information-based ID manipulation detection capability with IMB's face recognition technology, thereby enabling a defensibly-robust enrollment and subsequent identity protection system.


GENERAL AND ADMINISTRATIVE EXPENSE


General and administrative expense for the years ended December 31, 2006 and 2005 was $3,359,679 and $1,266,174, respectively.General and administrative expenses consist mainly of salaries and wages, consulting fees, and professional fees Any remaining costs were from general operations.


DEPRECIATION AND AMORTIZATION


Depreciation and amortization expense for the years ended December 31, 2006 and 2005 was $9,553 and $3,554, respectively. Depreciation and amortization expense increased during this period primarily as a result of the additions of computer equipment, computer software, and furniture and fixtures during 2006.


FINANCING COSTS


Non-cash financing costs for the years ended December 31, 2006 and 2005 were $1,640,068 and $560,417, respectively. Non-cash financing costs represent the amortization of discount taken on our convertible debentures. These charges are reflected in the Consolidated Statements of Operations under the caption "Amortization of Debt Discount." These discounts are amortized over the life of the debentures. Please see Note 8 in the consolidated financial statements contained herein for more details on these transactions.


INTEREST EXPENSE


Interest expense for the year ended December 31, 2006 was $272,426 versus $104,729 a year ago.Interest expense for this period represents interest incurred on both our convertible debentures and note payable balances.

NET LOSS FROM DISCONTINUED OPERATIONS

The loss from discontinued operations for the year ended December 31, 2006 was approximately $246,000. This loss represents the loss incurred on our subsidiary, InfoCenter, Inc., through which Budget carried on its operating business activities in the current period. Pursuant to the terms of the Distribution Agreement noted above, the distribution of the InfoCenter, Inc. subsidiary was required to be completed on or before August 31, 2006. Inasmuch as the Board of Directors of InfoCenter was not prepared to file a registration statement as of such date, management is currently in discussions with the Board of Directors of InfoCenter regarding the appropriate disposition of this obligation.


LIQUIDITY AND CAPITAL RESOURCES


As of December 31, 2006, our principal source of liquidity consisted of approximately $116,000 in cash and cash equivalents. In February 2007, we secured an additional $815,000 in 6% Convertible Debentures. We will need to raise additional funds through additional equity or debt financing or from other sources in order to develop, market and sell our software and verification products. We have also utilized approximately $5,370,000 in cash from operating activities since inception. For these reasons, our independent auditors have stated in their report that there is a substantial doubt as to the Company's ability to continue as a going concern.

On March 29, 2005, Budget signed an agreement (the "Exchange Agreement") to acquire all of the issued and outstanding shares of Edentify, Inc., a Delaware corporation ("Edentify") in exchange for issuance of 21,000,000 shares of the Company's common stock and Share Rights Certificates entitling the former stockholder of Edentify to receive the balance of the shares upon consummation of a reverse 1-for 10 split of our common stock (the "Reverse Split") or other corporate action making new shares available for issuance. The agreement was effective on April 29, 2005 subject only to the approval of the Reverse Split. Pursuant to the Exchange Agreement, Edentify deposited $75,000 into an escrow account for the benefit of Budget in conjunction with the execution of the letter of intent, and paid an additional $75,000 to Budget (with such amount to be assigned to InfoCenters, Inc.) on July 19, 2005. The Reverse Split became effective on July 13, 2005 and an additional 19,510,255 shares of our common stock was then issuable to the former sole stockholder of Edentify and his nominees associated with the Share Rights Certificate in order for such persons to hold approximately 88.2%, in the aggregate of the outstanding common stock of the Company at that time.


As a result of the Exchange, we became the successor to Edentify's obligations under agreements entered into prior to the Exchange. The primary obligations assumed were those obligations resulting from the issuance of convertible debentures by Edentify in December 31, 2004 and in April, 2005 as part of private offerings completed by Edentify and the purchase of software and verification technology for cash, debt, and securities from Edentification, Inc. ("Edentification"). Part of the obligations assumed in connection with the Edentification acquisition included repayment of certain debts of Edentification as set forth in the transaction documents.

The aggregate consideration to be paid for the technology purchased from Edentification was $100,000 cash plus 772,501 shares of common stock, warrants to purchase an additional 160,873 shares of common stock of the Company (the surviving corporation in the Acquisition transaction) exercisable at $2.50 per share and 160,873 shares of common stock of the Company exercisable at $5.00 per share; an assumption of debt totaling $127,000; and a convertible note agreement for $260,000. Edentification was one of the nominees of Mr. DeFranco designated to be issued shares as part of the Acquisition by Budget. In connection with our purchase of software and verification technology from Edentification, in September 2005, we entered into a note agreement with a financial institution in the principal amount of $127,000. The note matures on December 15, 2007, and we are required to make interest only payments initiating on December 7, 2005. Interest is payable at the Prime rate of interest (6.75% as of September 30, 2005). We were required to pay $127,000 into a cash collateral account as required by the terms of the note agreement.


To finance the repayment of the debts incurred pursuant to the Edentification acquisition agreements, on April 28, 2005, Edentify issued an aggregate of $260,000 in principal amount of a 10% note payable to an individual due on March 31, 2006 and prepaid interest to this lender. As a result of the assumption of this obligation from Edentify, the lender has the right to convert the unpaid principal amount into shares of our common stock at a price per share of $1.00 on a post-Reverse Split basis. The lender cannot convert less than $25,000 at one time unless there remains less than $25,000 due.


The December 2004, issuance by Edentify of convertible debentures in principal amount of 8% senior secured convertible debentures originally due on December 31, 2006 (as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 2,000,000 shares of our common stock (as a result of the Acquisition) in a private placement, resulted in aggregate proceeds to the Company of $300,000. The debenture is one of a series of 8% senior secured convertible debentures. Interest is due quarterly at 8% of the outstanding principal. Each debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.15. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.15 per share at any time commencing on December 31, 2004 through December 31, 2009. In December 2005, the debenture holders exercised 2,000,000 warrants for which the Company received gross proceeds of $300,000. The convertible debenture was issued with a $300,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the two year life of the debenture.

The April 2005, issuance by Edentify of convertible debentures in principal amount of 8% senior secured convertible debentures originally due on April 21, 2007 (as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 1,875,000 shares of our common stock (as a result of the Acquisition) in a private placement, resulted in aggregate proceeds to the Company of $600,000. The debenture is one of a series of 8% senior secured convertible debentures. Interest is due quarterly at 8% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.32. The warrants are to acquire an aggregate of 1,875,000 shares of common stock at a price of $0.32 per share at any time commencing on April 21, 2005 through April 21 2010. The convertible debenture was issued with a $600,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the two year life of the debenture.

Our August 2005 issuance of convertible debentures in principal amount of 6% senior secured convertible debentures due on August 29, 2007, and warrants to receive an aggregate of 2,000,000 shares of common stock of the Company in a private placement, resulted in aggregate proceeds to the Company of $1,000,000. The debenture is one of a series of 6% senior secured convertible debentures. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.50 per share at any time commencing on August 29, 2005 through August 29, 2010. The convertible debenture was issued with a $1,000,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the two year life of the debenture.

As a result of the transaction with face2face (See section entitled "Asset Acquisitions" above), InMotion paid face2face $1,000 upon execution of the Development Agreement and also provided other assurances regarding minimum capitalization required for face2face to obtain grant funding from certain state agencies and we became bound by an agreement to issue in the name of face2face a total of 7,500,000 shares of our common stock (the "Shares") to be delivered to face2face as follows: 2,500,000 Shares at closing of the transaction, 2,500,000 Shares upon acceptance by us of the product under the Development Agreement, and 2,500,000 Shares upon the closing of a sublicense or other agreement between us and a customer relating to the product. We also were required to issue a warrant, at closing, to face2face to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 per share.

Under EITF 96-18 Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with, Selling Goods or Services, the Company recorded the issuance and delivery of the 2,500,000 shares of the Company's common stock and 1,000,000 warrants as an investment in the licensed technology as the performance criteria of executing the agreement were met as of December 31, 2005. The Company will record the remaining delivery of 5,000,000 shares of common stock as follows: 1) 2,500,000 shares upon acceptance of the product by the Company at the fair value of the Company's stock at the date of acceptance 2) 2,500,000 shares upon the closing of s sublicense or other agreement between the Company and a customer relating to the product at the fair value of the Company's common stock at the date this requirement is met. Accordingly, the Company has recorded this licensed technology of $2,545,806 under the caption "Intangibles" as of December 31, 2005.

After further development of this technology, and / or at the commencement of sales of products using this technology, the Company will begin to amortize, under FASB Statement No. 142, Goodwill and Other Intangible Assets, over the period which the asset is expected to contribute directly or indirectly to the future cash flows of the technology.

In conjunction with a consulting agreement entered into by us with Redwood Consultants, LLC in September 2005, we agreed to issue 700,000 shares of our common stock with the initial 350,000 shares being issued within ten (10) business days of the date of the executed agreement and the remaining 350,000 issued not later than six (6) months from the date of the executed agreement unless terminated earlier.


Our May, 2006 issuance of convertible debentures in principal amount of 6% senior secured convertible debentures due on May 15, 2009, and warrants to receive an aggregate of 1,600,000 shares of common stock of the Company in a private placement, resulted in aggregate proceeds to the Company of $800,000. Interest is due quarterly at a rate of 6% per annum on the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,600,000 shares of common stock at a price of $0.50 per share at any time commencing on May 15, 2006 through May 15, 2011. The convertible debenture was issued with a $800,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the two year life of the debenture.

Our September, 2006 issuance of convertible debentures in principal amount of 6% senior secured convertible debentures due on September 29, 2008, and warrants to receive an aggregate of 1,000,000 shares of common stock of the Company in a private placement, resulted in aggregate proceeds to the Company of $500,000. Interest is due quarterly at a rate of 6% per annum on the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,000,000 shares of common stock at a price of $0.50 per share at any time commencing on September 29, 2006 through September 29, 2011. The convertible debenture was issued with a $800,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the two year life of the debenture.

We received $1,102,000 principal amount in bridge financing in November, 2006. These notes had interest payable at 6% per annum and were due on June 30, 2007. A portion of this interest was capitalized with the notes and the remainder for the period ending December 31, 2006 was paid in shares of our common stock. These notes were subsequently converted to debentures and, in conjunction therewith, we issued warrants to receive an aggregate of 1,000,000 shares of common stock of the Company.

Our January-February 2007 issuance of $815,000 principal amount 6% senior secured convertible debentures due on February 20, 2009, and warrants to receive an aggregate of 1,630,000 shares of common stock of the Company in a private placement requires interest to be paid quarterly at a rate of 6% per annum on the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,630,000 shares of common stock at a price of $0.50 per share at any time commencing on February 20, 2007 through February 20, 2012. The convertible debenture was issued with a $815,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the three year life of the debenture.

Interest accumulated through March 31, 2007 on the convertible debentures we have issued to date, has been paid in kind by issuing 631,926 shares of our common stock to the investors.

As of March 31, 2007, debenture holders Whalehaven Capital Fund Limited converted $20,000 into 40,000 shares of common stock and Gamma Opportunity Capital Partners converted $25,000 into 166,667 shares of common stock.

Please see "Recent Financing and Asset Acquisitions" in Item 1. Business above and Note 5 - "Software and Verification Technology Purchase"; Note 7 - "Other Intangible Assets, and Note 8 - "Long Term Debt" in the consolidated financial statements contained herein for more details on our acquisition of assets and debenture and stock financings.


Because of our long-term capital requirements, we may seek to access the public equity market whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. Any additional funding may result in significant dilution and could involve the issuance of securities with rights, which are senior to those of existing stockholders. We may also need additional funding earlier than anticipated, and our cash requirements, in general, may vary materially from those now planned, for reasons including, but not limited to, changes in our development and sales and marketing efforts, competitive and technological advances and higher than anticipated expenses and lower than anticipated revenues from the sale of our products.

There can be no assurances that we will raise adequate funds from these or other sources, which may have a material adverse effect on our ability to develop, market and sell our products.


GOING CONCERN

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our independent auditors have stated in their report that they have substantial doubt as to whether we will be able to continue as a going concern.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


We had approximately $116,000 in cash and cash equivalents at December 31, 2006. To the extent that our cash and cash equivalents exceed our near term funding needs, we invest the excess cash in three to six month high quality interest bearing financial instruments. We employ established conservative policies and procedures to manage any risks with respect to investment exposure.


We have not entered into, and do not expect to enter into, financial instruments for trading or hedging purposes.

Description of Property.


Edentify leases approximately 2,819 square feet of space for its headquarters at 74 West Broad Street, Suite 350, Bethlehem, Pennsylvania. The lease commenced in May, 2005 and is for a term of three years with monthly payments of rent and a proportionate share of building operating expenses. Both the rent amount and the operating expense payments have provisions for increases which are pro-rated per month for the remaining months on the lease.


Certain Relationships and Related Party Transactions.

The acquisition of Edentify, Inc. by Budgethotels Network, Inc. by means of a share exchange (the "Acquisition") as described above was effective as of March 29, 2005. As a result of the Acquisition, certain institutional investors of Edentify (i.e., Bridges & Pipes, LLC, Bushido Capital Master Fund, L.P., and Gamma Capital Opportunity Fund, L.P.) became our shareholders.


The December, 2004 issuance of securities (assumed from Edentify, Inc.) consisted of the issuance of an aggregate of $300,000 in principal amount of 8% senior secured convertible debentures was originally due on December 31, 2006 (as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 2,000,000 shares of common stock of the Company in a private placement to two institutional investors. These warrants were exercised for cash in December, 2005. The investors were granted registration rights for the shares underlying their conversion of the debentures and the exercise of the warrants.

The April, 2005 issuance of securities (assumed from Edentify, Inc.) consisted of an aggregate of $600,000 in principal amount of 6% senior secured convertible debentures originally due on April 21, 2007 (as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 1,875,000 shares of common stock of the Company in a private placement to two institutional investors from the December, 2004 offering as well as another institutional investor. Interest is due quarterly at the rate of 6% per annum of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.32. The warrants are to acquire an aggregate of 1,875,000 shares of common stock at a price of $0.32 per share at any time commencing on April 21, 2005 through April 21, 2010. The investors were granted registration rights for the shares underlying their conversion of the debentures and the exercise of the warrants.

These same institutional investors were also the most significant investors in our August, 2005 private offering as well as participating in our December, 2005, May, 2006, September, 2006, and November, 2006 private offerings. (See "Description of Securities" p.16, above).


In addition, as part of the May, 2006 offering, one of our directors, Mark Gelnaw purchased $50,000 principal amount 6% Senior Secured convertible debentures and warrants. These securities are convertible/exercisable into 200,000 shares of our common stock. Mr. Gelnaw's investment was approved by the board with Mr. Gelnaw abstaining from the vote.

Craig DeFranco, our Controller, and an employee of the Company, is a family member of our Chief Executive Officer and receives a salary of $70,000 annually for his services.

Corporate Governance

1. Director Independence

We currently use the definition of independence adopted by inter-dealer quotation system of the National Association of Securities Dealers. According to this definition, Messrs. Gelnaw, Gertler and Preston are independent directors. Mr. DeFranco is also the Chief Executive Officer, an employee of the Company, and is not independent according to this definition. All decisions requiring review of his compensation or other matters requiring independent review are taken with Mr. DeFranco abstaining.

2. Board Meetings and Committees.

During 2006, the Company held four regular quarterly meetings of the board of directors and two special meetings of the Board. All of the incumbent Board members attended at least 75% of the total number of meetings held by the Board. The Company does not have any standing audit, nominating, and compensation committees as yet. Our entire Board of Directors acts as the audit committee, as well as performing the functions of nominating and compensation committee. It is the view of the Board that, given the size of the Company and the size of the Board of Directors (four members), that the functions of these separate committees can best be accomplished without the formality of separate committees. As the Company grows in size and, commensurate therewith, increases the size of the Board, the Board will create such committees when appropriate. When voting on matters for which there may be a conflict of interest with a particular board member, the appropriate person abstains from voting on such matter.

In particular, as the Company does not have a separate audit committee, it does not, at present, have an audit committee charter. The Board, acting in the audit committee function, has discussed with the Company's independent auditors, the matters required to be discussed by statement on Auditing Standards No. 61, as amended, and has received the written disclosures and the letter required by Independence Standards Board Standards No.1 from the Company's independent accountants. Michael Preston, who is independent member of the Board, acts as Company's financial expert with the attributes described in Item 407 (d)(5)(ii) for purposes of fulfilling this requirement for the Board when performing its audit committee function.

Also, in respect of the compensation committee function, only Messrs. Gelnaw, Gertler and Preston participate in the consideration of the compensation of our executive officers, whereas all board members participate in the decision regarding compensation of directors.

3. Shareholder Communications.

As our outside shareholders is a relatively small group, the Board does not have a formal process for shareholders to send communications to the Board, however, all shareholders are encouraged to send any such communications to the Company's general counsel and secretary via email, regular mail or facsimile.

Market for Common Equity and Related Stockholder Matters

Our Common Stock is presently quoted, under the symbol "EDFY" on the OTC Bulletin Board. Prior to July 2005, our symbol was "BUDH". In July 2005, the symbol was changed as a result of our name change. Set forth below are the high and low closing bid quotations for our common stock for each quarter of the last two full fiscal years and a portion of the current year, as reflected on the electronic bulletin board. The quotations listed below represent prices between dealers and do not include retail mark-up, markdown or commission, and there can be no assurance that they represent actual transactions.


FISCAL YEAR 2007



Quarter    High    Low
-------   -----   -----
1st       $0.66   $0.48



FISCAL YEAR 2006



Quarter    High    Low
-------   -----   -----
1st       $0.80   $0.56
2nd       $1.90   $0.65
3rd       $1.35   $0.65
4th       $0.90   $0.48



FISCAL YEAR 2005



Quarter    High    Low
-------   -----   -----
1st       $0.81   $0.25
2nd       $0.75   $0.42
3rd       $1.18   $0.41
4th       $0.75   $0.56

                                  STOCKHOLDERS


      As of March 30, 2007, there were approximately 96 holders of record of our common stock. Because a substantial portion of our shares are held by a depository company in nominee name, we believe the number of beneficial owners of the securities is substantially greater than this number.

      On March 30, 2007, the last sale price for our common stock on the OTC BB was $0.58 per share.


                                    DIVIDENDS

We have not paid any dividends on our common stock. Our notes prohibit the payment of dividends. There are no plans to declare dividends in the immediate future.


                             EXECUTIVE COMPENSATION

The summary compensation table below sets forth the aggregate compensation paid or accrued by us for the fiscal year ended December 31, 2006, to our Chief Executive Officer, Chief Operating Officer and Chief Legal Officer/General Counsel who were serving as executive officers at the end of the last completed fiscal year and whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executives"). The summary of the employment agreements with our executives are described below.



                         SUMMARY EXECUTIVE COMPENSATION



                                                                       OPTION
                                                                       AWARDS      ALL OTHER
     NAME AND PRINCIPAL               SALARY                STOCK        ($)     COMPENSATION    TOTAL
          POSITION          YEAR(1)     ($)     BONUS($)   AWARDS($)   (2)(3)         ($)        ($)(2)
-------------------------   -------   -------   --------   ---------   -------   ------------   -------
Terrence M. DeFranco,         2006    150,000    15,000     56,000       -0-         -0-        221,000
  Chief Executive Officer
Thomas J. Harkins,            2006    150,000    12,500     56,000       -0-         -0-        218,500
  Chief Operating Officer
Kenneth R. Vennera,           2006    115,000       -0-      7,200     494,547       -0-        616,547
  General Counsel/
  Chief Legal Officer



Notes

(1) The Company does not have any non-equity incentive plans or nonqualified deferred compensations.

(2) None of the options were in the money as of year-end and have a current value of -0-.

(3)   Using a Black-Scholes valuation formula.

               Outstanding Equity Awards at Fiscal Year-End (2006)



                                           Option Awards(1)                                    Stock Awards(2)
                    ------------------------------------------------------------  ----------------------------------------
                     Number of     Number of                                      No. of  Market               Market or
                     Securities    Securities                                     Shares   Value             Payout Value
                     Underlying    Underlying     Equity                            of      of      Equity     of Equity
                    Unexercised   Unexercised   Incentive    Option     Option    Stock   Shares  Incentive    Incentive
                    Options (#)   Options (#)      Plan     Exercise  Expiration    Not     Not     Plan      Plan Awards
Name                Exercisable  Unexercisable    Awards   Price ($)     Date     Vested  Vested  Awards(3)  Not Vested ($)
------------------  -----------  -------------  ---------  ---------  ----------  ------  ------  ---------  --------------
Terrence DeFranco     833,333        416,667        --        (2)      1/01/10       0       0      100,000         0
Thomas J. Harkins     625,000        625,000        --        (2)      7/29/12       0       0      100,000         0
Kenneth R. Vennera    500,000        500,000        --        --       1/01/11       0       0            0         0



Notes

(1) 1/3 of the options have an exercise price of $0.75 per share, 1/3 have an exercise price of $2.00 per share and 1/3 have an exercise price of $5.00 per share. The options held by Mr. Harkins vest with the lowest exercise price vesting first.

(2) no shares were issued to any executive officer in 2005. In 2006, Terrence DeFranco and Thomas Harkins received 100,000 shares each as bonus for 2005. In addition, Terrence DeFranco received shares of common stock in 2006 as director compensation (see Director Compensation table below).

(3)   Number of shares of common stock.

                               Board Compensation

As approved by our board in March, 2006 and retroactive to January 1, 2006, our directors receive the following compensation for serving on our board:

1. The sum of $2,000 per month (the "Total Due") of actual service on the Board payable (for the calendar year 2006) as follows:

(a) 50% of the Total Due for such period by check and

(b) such number of restricted shares of the common stock of the Company equal to 50% of the Total Due for such period divided by the closing price of the Company's common stock as quoted on the OTC Bulletin Board on the last trading day of the respective quarter.

2. Reimbursement of reasonable expenses not in excess of $750 per quarter (without prior approval by the Chief Executive Officer of the Company).

3. Payment in respect of amounts due pursuant to paragraphs 1 or 2 above is made in arrears on the last business day of each respective calendar quarter of service (or the next business day if such day is a Saturday, Sunday or federal holiday).

4. For each year of actual service, one (1) warrant, with an expiration date 5 years after issuance, to purchase 50,000 shares of common stock of the Company, issued on the first day of the year in which service is to take place, with an exercise price equal to 110% of the closing price of the Company's common stock as quoted on the OTC Bulletin Board on the first trading day of the calendar year in which such service takes place, provided however, that such warrant may only be exercised, in part, once per quarter, on or after the last business day of each quarter of actual service, for no more than 12,500 shares per quarter.

5. Additional compensation to be granted to those board members serving on Audit and Compensation Committees in the sole discretion of the Board.

                              Director Compensation
                                (FY 2006) (1)(2)

                    Fees Earned                                             Total ($)
                     or Paid in   Stock Awards     Option                 Compensation
Name                Cash ($)(3)     ($)(4)(5)    Awards ($)   All other        ($)
-----------------   -----------   ------------   ----------   ---------   ------------
Terrence DeFranco      $9,000        $9,000         None         None        $18,000
Mark Gelnaw            $6,000        $6,000         None         None        $12,000
Eric Gertler           $9,000        $9,000         None         None        $18,000
Michael Preston        $9,000        $9,000         None         None        $18,000

(1) No compensation was paid to directors in 2005.

(2) We do not have a non-equity incentive plan or nonqualified deferred compensation plan for directors.

(3) represents 3 quarters of 2006. The fourth quarter was paid in January of 2007 (i.e., an additional $3,000 per director in cash.

(4) represents 3 quarters of 2006. Shares for the fourth quarter were issued in January of 2007 (i.e., an additional 4,348 shares with a market value at the time of issuance of $3,000 per director).

(5) Total shares issued to directors as of December, 2006: Terrence DeFranco-11,412, Mark Gelnaw-7,412, Eric Gertler-11,412, and Michael Preston-11,412 (see note 4 above).

                         EDENTIFY, INC AND SUBSIDIARIES
                        (a Development Stage Enterprise)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                  Page
                                                                                  ----
Report of Independent Registered Public Accounting Firm,
  WithumSmith+Brown, P.C., December 31, 2006                                       F-1

Report of Independent Registered Public Accounting Firm, Cinnamon Jang
  Willoughby & Company, Chartered Accountants, December 31, 2005                   F-2

Consolidated Balance Sheet as at December 31, 2006                                 F-3

Consolidated Statements of Operations for the years ended December 31, 2006 and
  2005 and for the period from incorporation (August 27, 2004) to December 31,
  2006                                                                             F-4

Consolidated Statements of Stockholders' Equity (Deficiency) for the period from
  incorporation (August 27, 2004) to December 31, 2006                             F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and
  2005 and for the period from incorporation (August 27, 2004) to December 31,
  2006                                                                             F-6

Notes to Consolidated Financial Statements                                         F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Edentify, Inc.. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Edentify, Inc. and Subsidiaries (a development stage enterprise) as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended, and for the period from August 27, 2004 (date of inception) to December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The Company's consolidated financial statements as of and the period from August 27, 2004 (date of inception) through December 31, 2005 were audited by other auditors whose report, dated March 10, 2006 (July 19, 2006 as to the effects of the restatements described in note 14 to the 2005 financial statements), expressed an unqualified opinion on those statements. The consolidated financial statements for the period from August 27, 2004 (date of inception) through December 31, 2005 reflect total revenues and net loss of $556 and $2,129,590, respectively, of the related totals. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Edentify, Inc. and Subsidiaries as of December 31, 2006, and the consolidated results of their operations and their cash flows for the year then ended, and for the period from August 27, 2004 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4 to the accompanying consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), "Share Based Payment."

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the accompanying consolidated financial statements, the Company is currently in the development stage, had a net loss of approximately $8,642,000 for the year ended December 31, 2006 and had a deficit accumulated under the development stage of approximately $12,548,000 as of December 31, 2006. Further, the Company had utilized, from inception, approximately $5,370,000 of cash from operating activities. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ WithumSmith+Brown, P.C.
Princeton, New Jersey
April 12, 2007

[HLB COMPANY LOGO] CINNAMON JANG WILLOUGHBY & COMPANY

Chartered Accountants
A PARTNERSHIP OF INCORPORATED PROFESSIONALS

            Report of Independent Registered Public Accounting Firm

To the Stockholders of Edentify, Inc. and Subsidiaries (A Development Stage Enterprise):

      We have audited the accompanying consolidated statements of operations, stockholders' equity (deficiency) and cash flows of Edentify, Inc. and subsidiaries (A Development Stage Enterprise) for the year ended December 31, 2005 and for the period of inception (August 27, 2004) through December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Edentify, Inc. and Subsidiaries for the year ended December 31, 2005 and for the period of inception (August 27, 2004) to December 31, 2005 in conformity with generally accepted accounting principles in the United States.

      As described in note 14 to the 2005 consolidated financial statements, the consolidated financial statements of Edentify, Inc. as of and for the year ended December 31, 2005 have been restated. Such amended financial statements were filed as part of a Form 10-KSB/A that was filed with the Securities and Exchange Commission on August 4, 2006.


                                        /s/ "Cinnamon Jang Willoughby & Company"
                                        ----------------------------------------
                                        Chartered Accountants

Burnaby, Canada
March 10, 2006 (July 19, 2006 as to the effects of the restatements described in note 14 to the amended 2005 consolidated financial statements)

MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of HLB International. A WORLD-WIDE ORGANIZATION OF ACCOUNTING FIRMS AND BUSINESS ADVISORS.

                         EDENTIFY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                           CONSOLIDATED BALANCE SHEET



                                                                     December 31,
                                                                         2006
                                                                     ------------
                                     Assets
Current assets:
  Cash and cash equivalents                                          $    115,549
  Prepaid expenses                                                         44,351
  Data implementation                                                     202,778
  Other current assets                                                    133,249
                                                                     ------------
    Total current assets                                                  495,927
                                                                     ------------

Property and equipment, net                                             1,281,979
                                                                     ------------
Other assets:
  Intangibles                                                           2,545,806
                                                                     ------------

Total assets                                                         $  4,323,712
                                                                     ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                   $    142,980
  Line of credit                                                          127,160
  Notes payable                                                           260,000
  Payroll taxes payable                                                        14
  Deferred revenue                                                         34,642
  Liabilities of discontinued operations                                  321,090
  Accrued interest                                                        328,127
  Accrued expenses and other current liabilities                          166,058
  Current portion of long-term debt, net of discount of $1,377,905      1,624,097
                                                                     ------------
    Total current liabilities                                           3,004,168
                                                                     ------------
Long-term liabilities:
  Deferred revenue - long term                                             10,556
  Long-term debt, net of discount of $1,773,611                           576,389
                                                                     ------------
Total long-term liabilities                                               586,945
                                                                     ------------
Total Liabilities                                                       3,591,113
                                                                     ------------
Stockholders' equity:
  Common stock, $0.001 par value; 100,000,000 shares authorized;
    18,490,081 shares issued and outstanding                               18,490
  Common stock subscribed; 7,122,990 shares                                 7,123
  Additional paid-in capital                                           13,254,972
  Deficit accumulated during the development stage                    (12,547,986)
                                                                     ------------
    Total stockholders' equity                                            732,599
                                                                     ------------
Total liabilities and stockholders' equity                           $  4,323,712
                                                                     ============



           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         EDENTIFY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                              Cumulative Period
                                                                                               August 27, 2004
                                                     For the year ended  For the year ended  (inception) through
                                                      December 31, 2006   December 31, 2005   December 31, 2006
                                                     ------------------  ------------------  -------------------
Revenues:
  Sales, net                                            $    109,028         $       556        $    109,584
Cost of sales                                              1,328,951               8,483           1,337,434
                                                        ------------         -----------        ------------
Gross profit (loss)                                       (1,219,923)             (7,927)         (1,227,850)
                                                        ------------         -----------        ------------
Operating expenses:
  Research and development                                   621,455              83,333             708,250
  Selling expenses                                           721,377              83,583             873,775
  General and administrative expenses                      3,359,679           1,266,174           4,568,324
  Depreciation and amortization                                9,553               3,554              13,107
  Impairment of data implementation asset                    555,556                  --             555,556
                                                        ------------         -----------        ------------
Total operating expenses                                   5,267,620           1,436,644           6,719,012
                                                        ------------         -----------        ------------
Loss from operations                                      (6,487,543)         (1,444,571)         (7,946,862)
                                                        ------------         -----------        ------------
Other income / (expense):
  Other income / (expense)                                    (1,770)               (162)             (1,932)
  Amortization of debt discount                           (1,640,068)           (560,417)         (2,200,485)
  Interest income                                              5,485               1,742               7,227
  Interest expense                                          (272,426)           (104,729)           (377,155)
                                                        ------------         -----------        ------------
Total other income / (expense)                            (1,908,779)           (663,566)         (2,572,345)
                                                        ------------         -----------        ------------
  Loss from continuing operations                         (8,396,322)         (2,108,137)        (10,519,207)
  Loss from discontinued operations                         (245,798)             (6,705)           (252,503)
                                                        ------------         -----------        ------------
Net loss                                                $ (8,642,120)        $(2,114,842)       $(10,771,710)
                                                        ============         ===========        ============
Basic and diluted net loss per common share:
  Continuing operations                                 $      (0.33)        $     (0.09)
  Discontinued operations                               $      (0.01)        $        --
                                                        ------------         -----------
Net loss per common share                               $      (0.34)        $     (0.09)
                                                        ============         ===========
Weighted average shares of common stock outstanding       25,274,934          24,596,217
                                                        ============         ===========



           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         EDENTIFY, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      FOR THE PERIOD AUGUST 27, 2004 (INCEPTION) THROUGH DECEMBER 31, 2006



                                                                                                           Deficit
                                                                       Common Stock                      Accumulated       Total
                                                  Common Stock           Subscribed        Additional       During     Stockholders'
                                              --------------------   ------------------     paid-in-     Development       Equity
                                                Shares      Amount     Shares    Amount     capital         Stage       (Deficiency)
                                              ----------   -------   ---------   ------   -----------   ------------   -------------
Balance - August 27, 2004                          1,000   $    --          --   $   --   $     5,000   $         --    $     5,000
  Recapitalization for retroactive effect
    of reverse acquisition                    17,377,435    17,378   7,122,990    7,123     1,511,437     (1,776,276)      (240,338)
      Net loss for the period
        ended December 31, 2004                       --        --          --       --            --        (14,748)       (14,748)
                                              ----------   -------   ---------   ------   -----------   ------------    -----------
Balance - December 31, 2004                   17,378,435    17,378   7,122,990    7,123     1,516,437     (1,791,024)      (250,086)
Fair value ascribed to debenture beneficial
  conversion features and related warrants            --        --          --       --       300,000             --        300,000
Fair value ascribed to debenture beneficial
  conversion features and related warrants            --        --          --       --       600,000             --        600,000
Fair value ascribed to debenture beneficial
  conversion features and related warrants            --        --          --       --     1,000,000             --      1,000,000
Fair value ascribed to debenture beneficial
  conversion features and related warrants            --        --          --       --     1,050,000             --      1,050,000
Warrants exercised in connection with
  convertible debenture                               --        --          --       --       300,000             --        300,000
Fair value ascribed to license agreement
  and share and warrant issuance agreement
  with face2face                                      --        --          --       --     2,545,806             --      2,545,806
Fair value ascribed to software and
  verification technology purchased                   --        --          --       --       806,082             --        806,082
      Issuance of Common Stock
        for Investor Relations Fees              350,000       350          --       --       254,800             --        255,150
Warrants issued for services provided                 --        --          --       --        86,164             --         86,164
Net loss for the year ended December 31,
  2005                                                --        --          --       --            --     (2,114,842)    (2,114,842)
                                              ----------   -------   ---------   ------   -----------   ------------    -----------
Balance as of Decmber 31, 2005                17,728,435    17,728   7,122,990    7,123     8,459,289     (3,905,866)     4,578,274
                                              ----------   -------   ---------   ------   -----------   ------------    -----------
Stock options issued employees as
  compensation                                        --        --          --       --     1,499,908             --      1,499,908
      Stock options issued to consultants             --        --          --       --       209,201             --        209,201
Fair value ascribed to debenture beneficial
  conversion features and related warrants            --        --          --       --       800,000             --        800,000
Fair value ascribed to debenture beneficial
  conversion features and related warrants            --        --          --       --       500,000             --        500,000
Fair value ascribed to debenture beneficial
  conversion features and related warrants            --        --          --       --     1,102,000             --      1,102,000
Warrants issued to board of directors                 --        --          --       --       124,838             --        124,838
Issuance of Common Stock for investor
  relations fees                                 350,000       350          --       --       251,650             --        252,000
Shares issued to employees as
  compensation                                   269,998       270          --       --       210,228             --        210,498
  Shares issued to advisory board                100,000       100          --       --        64,900             --         65,000
Issuance of Common stock for Directors'
  fees                                            41,648        42          --       --        32,958             --         33,000
Net loss for the year ended December 31,
  2006                                                --        --          --       --            --     (8,642,120)    (8,642,120)
                                              ----------   -------   ---------   ------   -----------   ------------    -----------
Balance as of December 31, 2006               18,490,081   $18,490   7,122,990   $7,123   $13,254,972   $(12,547,986)   $   732,599
                                              ==========   =======   =========   ======   ===========   ============    ===========



           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         EDENTIFY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                    For the year   For the year    Cumulative Period
                                                                        ended          ended        August 27, 2004
                                                                    December 31,   December 31,   (inception) through
                                                                        2006           2005        December 31, 2006
                                                                    ------------   ------------   -------------------
Cash flows from operating activities:
  Net loss                                                           (8,642,120)    (2,114,842)       (10,771,710)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization of property and equipment                74,207          3,554             77,761
  Impairment of data implementation asset                               555,556             --            555,556
  Loss on impairment of business                                        150,000             --            150,000
  Amortization of debt discount                                       1,640,068        560,417          2,200,485
  Stock options issued to employees as compensation                   1,499,908             --          1,499,908
  Stock options issued to consultants                                   209,201             --            209,201
  Warrants issued to board of directors                                 124,838             --            124,838
  Common stock issued for investor relations fees                       252,000        255,150            507,150
  Common stock issued to employees as compensation                      210,498             --            210.498
  Common stock issued to advisory board                                  65,000             --             65,000
  Common stock issued for directors' fees                                33,000             --             33,000
  Warrants issued for services provided                                      --         86,164             86,164
  Changes in assets and liabilities:
  Prepaid expenses                                                      432,012     (1,009,419)          (599,908)
  Data implementation                                                  (202,778)            --           (202,778)
  Other current assets                                                   (2,288)      (130,961)          (133,249)
  Accounts payable                                                      220,267       (156,062)            78,729
  Payroll taxes payable                                                 (19,646)        19,660                 14
  Deferred revenue                                                       25,754         19,444             45,198
  Accrued interest                                                      254,013         74,114            328,127
  Accrued expenses and other current liabilities                       (383,295)       549,359            166,064
                                                                    -----------    -----------       ------------
Net cash used in operating activities                                (3,503,805)    (1,843,422)        (5,369,952)
                                                                    -----------    -----------       ------------
Cash flows from investing activities:
  Purchase of software and verification technology                       (3,619)      (487,000)          (490,619)
  Purchase of property and equipment                                    (21,252)       (36,445)           (63,040)
                                                                    -----------    -----------       ------------
Net cash used in investing activities                                   (24,871)      (523,445)          (553,659)
                                                                    -----------    -----------       ------------
Cash flows from financing activities:
  Proceeds from borrowings                                            2,402,000      3,237,160          5,739,160
  Proceeds from exercising of warrants                                       --        300,000            300,000
                                                                    -----------    -----------       ------------
Net cash provided by financing activities                             2,402,000      3,537,160          6,039,160
                                                                    -----------    -----------       ------------
Net increase (decrease) in cash and cash equivalents                 (1,126,676)     1,170,293            115,549
Cash and cash equivalents at beginning of period
                                                                      1,242,225         71,932                 --
                                                                    -----------    -----------       ------------
Cash and cash equivalents at end of period                          $   115,549    $ 1,242,225       $    115,549
                                                                    ===========    ===========       ============
Supplemental disclosures of non-cash investing and financing activities:
  Acquisition of intangible                                         $        --    $ 2,545,806       $  2,545,806
                                                                    ===========    ===========       ============
  Common stock issued for acquisition of software technology        $        --    $   806,082       $    806,082
                                                                    ===========    ===========       ============
  Exchange of bridge notes into debentures                          $ 1,102,000    $        --       $  1,102,000
                                                                    ===========    ===========       ============
  Common stock warrants issued as a debt discount                   $ 2,402,000    $ 3,250,000       $  5,652,000
                                                                    ===========    ===========       ============



           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  EDENTIFY, INC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   Notes to Consolidated Financial Statements

NOTE 1: COMPANY DESCRIPTION

            Edentify, Inc. ("Edentify") was formed in August 2004 with the objective of becoming a leader in the development and deployment of data analysis technology-based solutions for the prevention of identity theft and fraud. It is currently a development stage company. Edentify seeks to accomplish its goals by analyzing the means through which these crimes are perpetrated and through the development of new technologies and procedures to assist corporations, government agencies and consumers in the fight against identity fraud and related crime.

            The Company carries out its data analysis and monitoring through our wholly-owned subsidiary, Edentify, Inc. (Delaware), using a patented information-based technology that analyzes identity data information for individuals in large databases and is capable of detecting and scoring incidences of identity manipulation and potential theft (Identity Integrity Index(TM)). The forerunner of this technology is currently used in screening identities used for new checking account applications at nearly every major bank in the U.S. Edentify will continue to market this technology to other areas of the financial services industry, as well as to large healthcare organizations and local, state and federal governments.

            The biometric technology, presently still under development, would be marketed through, the Company's wholly-owned subsidiary, InMotion Biometrics, Inc. ("IMB"). The present plans for this technology are based on a set of algorithms, combining face and voice recognition techniques for authenticating the identity of an individual. The Company's agreement for the development of the IMB technology is with face2face, Inc., a character animation company that was spun off from Lucent Technologies, Inc. in 2000. The core capability of this technology is its facial analysis system that contains highly evolved algorithms for obtaining the inner lip contour, which can accurately measure for optimal visual speech-recognition performance. Additionally, the IMB system is designed as a multi-modal platform capable of combining the reading of two or more biometric technologies simultaneously

            Edentify is marketing its data analysis technology directly and through channel partners. The biometric technology is currently under development and, upon completion will be marketed through strategic partners as OEMs or value-added resellers. Future plans include the development of an integrated product that combines the Company's information-based ID manipulation detection capability with IMB's face recognition technology, thereby enabling a defensively-robust enrollment and subsequent identity protection system.

NOTE 2: REORGANIZATION

            On February 29, 2005, BudgetHotels Networks, Inc., a Nevada corporation ("Budget") signed an Agreement to acquire all of the issued and outstanding shares of Edentify, Inc., a Delaware corporation ("Edentify") in exchange for the issuance of 21,000,000 shares of its common stock and Share Rights Certificates entitling the former stockholder of Edentify to acquire additional shares upon consummation of a reverse 1-for-10 split or other corporate action making new shares available for issuance, so that ultimately the former Edentify stockholder and nominees would own a total of 88.2% of the outstanding common stock of Budget (hereinafter, the foregoing transaction being the "Acquisition"). Pursuant to the Agreement, Edentify deposited $75,000 into an escrow account for the benefit of Budget in conjunction with the execution of the letter of intent (which amount was subsequently released to Budget), and was required to pay an additional $75,000 to Budget (with such amount to be assigned to InfoCenters, Inc., its subsidiary, hereinafter referred to as "InfoCenter") on or before July 31, 2005. This amount was paid to Budget in July 2005.

The Company subsequently effected the reverse 1-for-10 split and upon its effectiveness, Budget issued a total of 19,510,255 shares of its common stock to the former stockholder of Edentify and his nominees associated with the Share Rights Certificate in order for such persons to hold approximately 88.2% of the outstanding common stock of the Company. After the reverse split and subsequent issuance under the Share Rights Certificates, Edentify, formerly Budget, had a total of approximately 24,501,000 shares of common stock subscribed, although approximately 7,122,990 of these shares have not, as yet, been issued due to ministerial delays. The Exchange resulted in the owners and management of Edentify having effective operating control of the combined entity after the Acquisition, with the existing Budget investors continuing as only minority investors.

            Under accounting principles generally accepted in the United States of America(US GAAP), the above noted acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by Edentify for the net monetary assets of Budget, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill intangible is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (Budget), are those of the "legal acquiree" (Edentify) (i.e. the accounting acquirer).

NOTE 3: BASIS OF PRESENTATION

            The above mentioned financial statements include the accounts of Edentify, Inc., (the "Company") a Nevada corporation, and its subsidiaries. All significant inter-company accounts and transactions have been eliminated.

            The operations of our subsidiary, InfoCenter, Inc. have been accounted for as discontinued operations in accordance with accounting principles generally accepted in the United States of America (See Note 5).

NOTE 4: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

            The preparation of financial statements in conformity with Accounting Principles Generally Accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

            The Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition, whereby persuasive evidence of arrangement exists, delivery of the product or service has occurred, the fee is fixed and determinable, acceptance has occurred and collectibility is probable.

            The Company may enter into service agreements with its clients whereby the Company will receive up-front license fees for granting use of the Company's proprietary software. Any non-refundable portion of these license fees received upon execution of these agreements would be recognized ratably over the service agreement term. The remaining portion of the up-front license fee would also be recognized ratably over the term of the agreement only after acceptance has occurred. In the event the contract term is infinite, the up-front fee would be recognized systematically over the period fees are estimated to be earned.

DEVELOPMENT STAGE

      The Company is in the development stage as defined in Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception have been considered as part of the Company's development stage activities.

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2006, the Company has a net loss of $8,642,120 and an accumulated deficit of $12,547,986 and has incurred an accumulated operating cash flow deficit of $5,369,952 since inception. The Company intends to fund operations through either sales, debt or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

      Thereafter, the Company will be required to seek additional funds, either through sales and/or debt and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CASH AND CASH EQUIVALENTS

            For purposes of cash flow, cash consists of unrestricted cash balances held in banks.

RESTRICTED CASH

            Included in other current assets is restricted cash in the amount of $130,000 which is held in an interest bearing certificate of deposit used as collateral for a loan.

PROPERTY AND EQUIPMENT

            Property and Equipment is stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful life of the assets (3 to 10 years).

LONG-LIVED ASSETS

      Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on discounted estimates of future cash flows.

INTANGIBLES

            Intangible assets are stated at cost. Amortization is provided using the straight-line method, under FASB Statement No. 142, Goodwill and Other Intangible Assets, over the period which the asset is expected to contribute directly or indirectly to the future cash flows of the technology. The Company has not yet begun utilizing the benefit of the intangible asset. As a result, the Company has not commenced amortization of the cost of this asset.

      After further development of this technology, and / or at the commencement of sales of products using this technology, the Company will begin to amortize the asset over the period which the asset is expected to contribute directly or indirectly to the future cash flows of the technology.

INCOME TAXES

            The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

            Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carry-forward is limited following a greater than 50% change in ownership. Due to the Company's prior and current equity transactions, the Company's net operating loss carry-forwards may be subject to an annual limitation generally determined by multiplying the value of the Company on the date of the ownership change by the federal long-term tax exempt rate. Any unused annual limitation may be carried forward to future years for the balance of the net operating loss carry-forward period.

            Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Due to the uncertainty of the Company's ability to recognize the benefit of this tax deferred asset, the deferred tax asset is fully offset by a valuation allowance at December 31, 2006.

RESEARCH AND DEVELOPMENT COSTS

      Research and development costs are expensed as incurred.

STOCK BASED COMPENSATION

            Prior to the Company's January 1, 2006 adoption of FAS 123(R), the Company applied the intrinsic value-based method to measure compensation expense in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Under this method, compensation expense, if any, was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Under the provisions of APB No. 25, there was no compensation expense resulting from the issuance of stock options by the Company where the exercise price was equivalent to the fair market value at the date of grant.

            Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share Based Payment") ("SFAS 123(R)") and considered the related guidance of the Securities and Exchange Commission ("SEC") included in Staff Accounting Bulletin ("SAB") No. 107. The Company adopted the provisions of FAS 123R using a modified prospective application, as permitted by SFAS 123R and, accordingly, did not restate its financial results for prior periods based on this. Under this transition method, stock-based compensation expense for the year ended December 31, 2006 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of January 1, 2006 (based on the grant date fair value estimated in accordance with the original provisions of SFAS 123 and previously presented in the pro forma footnote disclosures), and compensation cost for all stock-based payments granted subsequent to January 1, 2006 (based on the grant-date fair value estimated in accordance with the new provisions of SFAS 123(R)).

            Because the Company previously adopted only the pro forma disclosure provisions of SFAS 123, it recognized compensation cost relating to the unvested portion of awards granted prior to the date of adoption using the same estimate of the grant-date fair value and the same attribution method used to determine the pro forma disclosures under SFAS 123. The cumulative effect of applying forfeiture rates to this calculation was not material.

      For equity instruments issued to non-employees, the Company measures fair value of the equity instruments using the Black-Scholes method (e.g. warrants) or the value of the common stock if these values are more reliably measurable than the fair value of consideration or services received.

BASIC AND DILUTED NET LOSS PER SHARE

            The Company computes net loss per share in accordance with FSAS No. 128 "Earnings per Share" and SEC Accounting Bulletin No. 98. SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the operating statement. Basic EPS is computed by dividing net income
(loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury method and convertible preferred shares using the if-converted method. In computing diluted EPS, the average share price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

            For the years ended December 31, 2006 and 2005, a total of $29,603,055 and $21,210,000, respectively, of common stock equivalent shares were excluded from the computation of diluted net loss per share as follows:



                            Years ended December 31,
                           -------------------------
                               2006          2005
                           -----------   -----------
Options                    $ 7,665,555   $ 5,660,000
Warrants                    11,362,500     7,575,000
Conversion of Debentures    10,575,000     7,975,000
                           -----------   -----------
  Total                    $29,603,055   $21,210,000
                           ===========   ===========



FINANCIAL INSTRUMENTS

            The fair values of cash, accounts receivable, accounts payable, notes payable, line of credit, and long-term debt approximate their carrying values due to either the immediate or short-term maturity of these financial instruments or due to the fact that such instruments carry terms and conditions that would be currently available to the Company.

CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES

            The debenture issuances and related embedded conversion features and warrants issuances were accounted for in accordance with EITF 98-5: Accounting for convertible securities with beneficial conversion features or contingency adjustable conversion and with EITF No. 00-27: Application of issue No. 98-5 to certain convertible instruments. The Company determined the fair values to be ascribed to detachable warrants issued with the convertible debentures utilizing the Black-Scholes method. Any discount derived from determining the fair value of the warrants is amortized over the remaining life of the debenture. The unamortized discount upon the conversion of the debentures is expensed on a pro-rata basis.

RISKS AND UNCERTAINTIES

            The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure. There can be no assurance that the Company will be successful in entering this emerging industry.

RECENT ACCOUNTING PRONOUNCEMENTS

            In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement clarifies the definition of fair market value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements. SFAS NO. 157 is effective for fiscal years beginning after November 15, 2007. The Company is in the process of determining the effects, if any, that adoption of SFAS No. 157 will have on its financial statements.

            In February 2007, the FASB issued SFAS No. 159, "Establishing the Fair Value Option for Financial Assets and Liabilities" to permit all entities to choose to elect to measure eligible financial instruments at fair value. The decision whether to elect the fair value option may occur for each eligible item either on a specified election date or according to a pre-existing policy for specified types of eligible items. However, that decision must also take place on a date on which criteria under SFAS 159 occurs. Finally, the decision to elect the fair value option shall be made on an instrument-by-instrument basis, except in certain circumstances. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS No. 157, Fair Value Measurements. An entity is prohibited from retrospectively applying SFAS No. 159, unless it chooses early adoption. SFAS No. 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company is currently evaluating the implications of this Statement.

            In June 2006, the Financial Accounting Standards Board ("FASB")issued Interpretation No. 48 ("FIN 48"), Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with FASB No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for fiscal years beginning after December 15, 2006. Adoption of FIN 48 is not expected to have a material effect on the Company's financial condition or results of operations.

NOTE 5: DISCONTINUED OPERATIONS

            In connection with the acquisition transaction with BudgetHotels Network ("Budget"), as described in Note 2, Budget executed a Distribution Agreement with its subsidiary, InfoCenter, Inc. ("InfoCenter") through which Budget carried on its then-current operating business activities, pursuant to which, Budget agreed to distribute the shares of InfoCenter to the stockholders of record of Budget as of March 29, 2006. The distribution is intended, but not required to be made through the filing of a registration statement with the U.S. Securities and Exchange Commission by the directors of InfoCenter. Under the terms of the Distribution Agreement, as amended, the distribution was required to be completed by August 31, 2006.

            The total loss related to the discontinued operations of InfoCenter was $245,798 and $6,705 for the years ended December 31, 2006 and 2005, respectively. The loss for 2006 includes an impairment loss of $150,000. There were no revenues from the operations of InfoCenter in either year.

            The liabilities of InfoCenter as of December 31, 2006 consist primarily of accounts payable.

            The operations of our subsidiary, InfoCenter have been accounted for as discontinued operations in accordance with accounting principles generally accepted within the United States of America.

NOTE 6: PROPERTY AND EQUIPMENT

            Property and equipment at cost, consisted of the following at December 31, 2006:



                                        December 31,
                                            2006
                                        ------------
Computer equipment and software          $   39,645
Furniture and fixtures                       18,680
Office equipment and telephone system         8,333
Verification technology                   1,293,082
                                         ----------
  Total                                   1,359,740
Accumulated depreciation
  and amortization                          (77,761)
                                         ----------
  Total net assets                       $1,281,979
                                         ==========



            Depreciation and amortization expense was $74,207 and $3,554 for the years ended December 31, 2006 and 2005, respectively.

            On March 31, 2005 the Company entered into an agreement to purchase software and verification technology for cash, debt, and securities. The aggregate consideration paid for the technology was $100,000 cash plus approximately 1,522,000 shares of our common stock, an assumption of debt totaling $127,000 (See Note 10), and a convertible note agreement for $260,000 as more fully described in Note 9. At December 31, 2006, all amounts due in respect hereof were paid in full. The Company valued total consideration for the software as follows:



Cash                  $  100,000
Stock valuation          805,522
Debt assumption          127,000
Convertible note         260,000
Warrants                     560
                      ----------
Total consideration   $1,293,082
                      ==========



NOTE 7: OTHER INTANGIBLE ASSETS

            On August 29, 2005, the Company's wholly-owned subsidiary, InMotion Biometrics, Inc. ("InMotion") entered into a license, development and share and warrant issuance agreement with face2face animation, inc. ("face2face"). The Company was granted an exclusive worldwide license ("License Agreement") to make, use, import and sell certain patents, hardware, software and other technology related to the identification of persons and facial recognition. InMotion also has limited right to sub-license the technology and requires InMotion to pay face2face any royalties or fees that may be due to third parties in relation to the use of the technology.

            As consideration for the license agreement, the Company was required to issue shares of common stock and warrants pursuant to a share and warrant issuance agreement as described further below. The term of the license is perpetual.

            As part of the same transaction, InMotion also entered into a non-exclusive Development Agreement ("Development Agreement") with face2face for the joint development of hardware and software to be used for advanced acoustical and visual speech recognition and facial recognition. The term of the agreement is twelve months from the date of execution with an option to renew for an additional six months. InMotion paid face2face $1,000 upon execution of the development agreement and also provided other assurances regarding minimum capitalization required for face2face to obtain grant funding from certain state agencies.

            As part of the consideration for the License Agreement and the Development Agreement described above, the Company, on August 29, 2005 also closed on a Share and Warrant Issuance Agreement (the "Issuance Agreement") with face2face. The Issuance Agreement was entered into as a condition precedent to the performance obligations of the parties to each of the License Agreement and the Development Agreement. As part of the consideration for face2face entering into the License Agreement and the Development Agreement, the Company issued in the name of face2face a total of 7,500,000 shares of our common stock (the "Shares") which shall be delivered to face2face as follows: 2,500,000 Shares at closing, 2,500,000 Shares upon acceptance of the Product by the Company under the Development Agreement, and 2,500,000 Shares upon the closing of a sublicense or other agreement between the Company and a customer relating to the Product. The Company also issued a warrant, at closing, to face2face to purchase 1,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. At present the Company is in negotiations with face2face in respect of amending the above referenced agreements regarding its obligation to deliver the 5,000,000 shares not delivered to date.

            Under EITF 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with, Selling Goods or Services, the Company recorded the issuance and delivery of the 2,500,000 shares of the Company's common stock and 1,000,000 warrants as an investment in the licensed technology as the performance criteria of executing the agreement were met as of December 31, 2005. The Company determined the fair values to be ascribed to the warrants utilizing the Black-Scholes method. If the conditions precedent to same occur, the Company will record the remaining delivery of 5,000,000 shares of common stock as follows: 1) 2,500,000 shares upon acceptance of the product by the Company at the fair value of the Company's stock at the date of acceptance 2) 2,500,000 shares upon the closing of s sublicense or other agreement between the Company and a customer relating to the product at the fair value of the Company's common stock at the date this requirement is met. Accordingly, the Company has recorded this licensed technology of $2,545,806 under the caption "Intangibles" as of December 31, 2006.

            The Company valued total consideration for the software as follows:



Common Stock          $1,875,000
Warrants                 670,806
                      ----------
Total Consideration   $2,545,806
                      ==========

NOTE 8: LONG TERM DEBT

Long-term notes payable at December 31, 2006 consisted of the following:



Convertible Debentures                   $ 5,352,002
Unamortized discounts                     (3,151,516)
                                         -----------
Total debt, net                            2,200,486
Current portion of long-term debt, net    (1,624,097)
                                         -----------
Total long-term debt, net                $   576,389
                                         ===========



            On December 31, 2004, the Company issued an aggregate of $300,000 in principal amount of 8% senior secured convertible debentures originally due on December 31, 2006(and as subsequently extended by written agreement to December 31, 2007) and warrants to receive an aggregate of 2,000,000 shares of common stock of the Company in a private placement for aggregate proceeds of $300,000. The debenture is one of a series of 8% senior secured convertible debentures. Interest is due quarterly at 8% of the outstanding principal. Each debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.15. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.15 per share at any time commencing on December 31, 2004 through December 31, 2009. On December 10, 2005, the debenture holders exercised 2,000,000 warrants for which the Company received gross proceeds of $300,000. The convertible debenture was issued with a $300,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount was amortized as financing costs over the two year life of the debenture.

            On April 21, 2005, the Company issued an aggregate of $600,000 in principal amount of 8% senior secured convertible debentures originally due on April 21, 2007 (and as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 1,875,000 shares of common stock of the Company in a private placement for aggregate proceeds of $600,000. The debenture is one of a series of 8% senior secured convertible debentures. Interest is due quarterly at 8% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.32. The warrants are to acquire an aggregate of 1,875,000 shares of common stock at a price of $0.32 per share at any time commencing on April 21, 2005 through April 21 2010. The convertible debenture was issued with a $600,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the two year life of the debenture.

            On August 29, 2005, the Company issued an aggregate of $1,000,000 in principal amount of 6% senior secured convertible debentures due on August 29, 2007, and warrants to receive an aggregate of 2,000,000 shares of common stock of the Company in a private placement for aggregate proceeds of $1,000,000. The debenture is one of a series of 6% senior secured convertible debentures. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.50 per share at any time commencing on August 29, 2005 through August 29, 2010. The convertible debenture was issued with a $1,000,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the two year life of the debenture.

            On December 10, 2005, the Company we issued an aggregate of $ 1,050,000 in principal amount of 6% senior secured convertible debentures due on December 10, 2008, and warrants to receive an aggregate of 2,100,000 shares of common stock of the Company in a private placement. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 2,100,000 shares of common stock at a price of $0.50 per share at any time commencing on December 10, 2005 through December 10, 2010. The convertible debenture was issued with a $1,050,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the three year life of the debenture.

            On May 15, 2006, the Company issued an aggregate of $ 800,000 in principal amount of 6% senior secured convertible debentures due on May 15, 2009, and warrants to receive an aggregate of 1,600,000 shares of common stock of the Company in a private placement. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,600,000 shares of common stock at a price of $0.50 per share at any time commencing on May 15, 2006 through May 15, 2011. The convertible debenture was issued with an $800,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the three year life of the debenture.

            On September 29, 2006, the Company issued an aggregate of $500,000 in principal amount of 6% senior secured convertible debentures due on September 29, 2009, and warrants to receive an aggregate of 1,000,000 shares of common stock of the Company in a private placement for aggregate proceeds of $500,000. The debenture is one of a series of 6% senior secured convertible debentures. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,000,000 shares of common stock at a price of $0.50 per share at any time commencing on October 29, 2006 through October 29, 2011. The convertible debenture was issued with a $500,000 discount due to the fair value ascribed to the detachable warrants utilizing the Black Scholes method. The discount is being amortized as financing costs over the two year life of the debenture.

            As of November 27, 2006, the Company issued $1,102,000 principal amount of 6% debentures due June 30, 2007, and 5-year warrants to receive an aggregate of 1,000,000 shares of common stock of the Company in a private placement resulted in aggregate proceeds to the Company of $1,100,000. Originally these funds were advanced to the Company as two bridge loans (one in the amount of $400,000 on November 2, 2006, $600,000 on November 27, 2006 and an additional $100,000 on December 31, 2006), however, the terms were not finalized until February, 2007. Interest is due quarterly at a rate of 6% per annum on the outstanding principal.

            The Senior Secured Convertible Debentures issued by the Company in its securities offerings in December, 2004, April, 2005, September, 2005 and December, 2005 contained a provision that mandated the effectiveness of a registration statement registering the common stock issuable to the investors upon conversion of the debentures and in connection with the exercise of the warrants issued in each offering. This provision was subsequently waived in writing by the affected investors. The Company's registration statement filed pursuant to the Securities Act of 1933 Act to register the resale of this common stock has been declared effective by the U.S. Securities and Exchange Commission ("SEC"), effective October 6, 2006 and as amended on February 14, 2007.

      The Senior Secured Convertible Debentures are secured by all of the assets of the Company.

      The convertible debentures noted above were accounted for in accordance with EITF 98-5: Accounting for convertible securities with beneficial conversion features or contingency adjustable conversion and with EITF No. 00-27:
Application of issue No. 98-5 to certain convertible instruments. The Company determined the fair values to be ascribed to detachable warrants issued with the convertible debentures utilizing the Black-Scholes method.

NOTE 9: NOTES PAYABLE

            On April 28, 2005 the Company issued an aggregate of $260,000 in principal amount of a 10% note payable to an individual due on March 31, 2006. The Company prepaid interest in the amount of $26,000 to the lender. The lender has the right to convert the unpaid principal amount into shares of Company's common stock at a price per share of $1.00 on a post-1-for-10 reverse split basis. The lender cannot convert less than $25,000 at one time unless there remains less than $25,000 due. The Company has attempted to contact the lender regarding conversion or payment.

NOTE 10: LINE OF CREDIT

            In connection with the Company's purchase of software and verification technology (See Note 6 above), the Company, in September 2005 entered into a note agreement with a financial institution in the principal amount of $127,000. The note matures on December 15, 2007, and the Company is required to make interest only payments initiating on December 7, 2005. Interest is payable at the Prime rate of interest (6.0% as of December 31, 2006). The company was required to pay $127,000 into a cash collateral account as required by the terms of the note agreement. The Company has classified this amount as an "other current asset" as of December 31, 2006.

NOTE 11 STOCK OPTIONS AND STOCK BASED COMPENSATION

At December 31, 2006, the Company did not have a specific company-wide stock option plan. Options are granted on a case by case basis by the Company's Board of Directors.

The following table summarizes the Company's option activity for the years ended December 31, 2006 and 2005:



                                                  Weighted-
                                   Number of      Average
                                    Options    Exercise Price
                                   ---------   --------------
Outstanding at January 1, 2005            --           --
Granted                            5,910,000        $2.62
Exercised                                 --           --
Cancelled                           (250,000)       $2.62
                                   ---------        -----
Outstanding at December 31, 2005   5,660,000        $2.62
Granted                            2,725,000        $2.69
Exercised                                 --           --
Cancelled                           (719,445)       $3.14
                                   ---------        -----
Outstanding at December 31, 2006   7,665,555        $2.65
                                   =========
Exercisable at December 31, 2006   5,295,660        $2.57
                                   =========
Exercisable at December 31, 2005   1,719,722        $2.62
                                   =========

The following table summarizes information about the Company's stock options outstanding as of December 31, 2006:



                                                      Weighted-Average
                                   Weighted-Average       Remaining      Aggregate
                        Number         Exercise          Contractual     Intrinsic
Exercise Price       Outstanding        Price           Life (years)       Value
------------------   -----------   ----------------   ----------------   ---------
    $0.75             2,150,000         $0.75               3.81
    $1.00               363,889         $1.00               3.40
    $2.00             2,100,000         $2.00               3.81
    $2.50               595,833         $2.50               3.37
    $4.00               200,000         $4.00               3.00
    $5.00             2,255,833         $5.00               3.88
                      ---------
  Totals              7,665,555
                      =========
Ending exercisable    5,295,660         $2.57               4.21           $-0-
                      =========         =====               ====           ====



                    Number     Weighted-Average
Exercise Price   Exercisable    Exercise Price
--------------   -----------   ----------------
    $0.75         1,538,889         $0.75
    $1.00           324,480         $1.00
    $2.00         1,613,889         $2.00
    $2.50           314,757         $2.50
    $4.00           166,667         $4.00
    $5.00         1,336,978         $5.00
                  ---------
    Totals        5,295,660
                  =========



The aggregate intrinsic value in the table above represents the total pretax intrinsic value (i.e. the difference between the Company's closing stock price on the last trading day, December 29, 2006, and the exercise price times the number of shares) that would have been received by the option holders had all option holders exercised in the money options on December 29, 2006. This amount changes based on the fair market grant date fair value of the Company's stock.

The weighted-average grant date fair value of options granted during 2006 and 2005 was $2.39 and $2.62, respectively.

The following table sets forth the total stock-based compensation expense resulting from stock options granted to employees that are included in the Company's consolidated statement of operations for the year ended December 31, 2006:



General and administrative   $  874,879
Selling                         331,104
Research and development        293,925
                             ----------
  Total                      $1,499,908
                             ==========

The above amount of $1,499,908, represents the effect of the Company's adoption of FAS 123R for the year ended December 31, 2006. This amount increased the Company's loss per share by $0.06.

As of December 31, 2006, approximately $1,413,000 of total unrecognized compensation expense related to stock options is expected to be recognized by the Company over a weighted average period of 4.21 years.

Prior to the adoption of SFAS 123R, the Company applied SFAS 123, as amended by SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which allowed companies to apply the existing accounting rules under APB 25 and other Interpretations. In general, as the exercise price of the options granted under these plans was equal to the market price of the underlying common stock on the grant date, no stock-based employee compensation cost was recognized in the Company's net income (loss). As required by SFAS 148 prior to the adoption of SFAS 123R, the company provided pro forma net income (loss) per common share disclosures for stock-based awards, as if the fair-value-based method defined in SFAS 123 had been applied.

The following illustrates the effect on net loss after tax and net loss per common share if the Company had applied the fair value recognition provisions of SFAS 123 to stock- based compensation during the year ended December 31, 2005:



Net loss, as reported                                               $(2,114,482)

Deduct: stock based employee
  compensation expense included
  in reported net loss                                                       --

Add: Stock based compensation determined under
  fair value based method for all awards,
  net of related tax effects                                           (569,462)
                                                                    -----------

Pro forma net loss                                                  $(2,683,944)
                                                                    ===========

Basic and diluted loss
per share - as reported                                             $     (0.09)
                                                                    ===========

Basic and diluted loss
per share - pro forma                                               $     (0.11)
                                                                    ===========



The weighted average assumptions used for the year presented are as follows:



                                                                        2005
                                                                    -----------
Risk-free interest rate                                                    4.37%
Expected dividend yield                                                      --
Expected lives                                                          3 years
Expected volatility                                                         196%

In addition to the stock options to employees as described above, the Company also granted common stock and warrants to certain employees and to directors. These equity instruments vest immediately. A summary of such stock awards for 2006 is as follows:



                                                         2006
                                                       --------
Common stock issued to employees as compensation       $210,498
Common stock issued for directors' fees                  33,000
Warrants issued to Members of the Board of Directors    124,838
                                                       --------
  Total                                                $368,336
                                                       ========



NOTE 12: EQUITY TRANSACTIONS

            In addition to the equity transactions involving face2face animation, Inc. (see Note 7), the acquisition of verification technology (see
Note 6), warrants issued with the Company's convertible debentures (see Note 8), and stock based compensation to directors and employees (see Note 11), the Company also issued 350,000 shares of its common stock to Redwood Consultants, LLC in both 2006 and 2005 for investor relations fees 100,000 shares of its common stock to its advisory board in 2006 and warrants for services rendered in 2005.

            As of December 31, 2006 the Company had the following warrants outstanding and exercisable:



                                      Exercise
                           Amount      Price       Expiration Date
                         ----------   --------   ------------------
2004 debenture holders      600,000    $0.50      December 19, 2010
2005 debenture holders    1,875,000     0.32         April 21, 2010
2005 debenture holders    2,000,000     0.50      September 8, 2010
2005 debenture holders    2,100,000     0.50      December 23, 2010
2006 debenture holders    1,600,000     0.50           May 31, 2011
2006 debenture holders    1,000,000     0.50     September 30, 2011
2006 debenture holders    1,000,000     0.50      November 27, 2010
face2face                 1,000,000     1.00        August 29, 2010
Warrants issued
  to directors              187,500      .75        January 1, 2011
                         ----------
  Total                  11,362,500
                         ==========



As of December 31, 2006, the Company had reserved shares of common stock for issuance as follows:



Exercise of warrants held by debenture holders
  and face2face                                  11,175,000

Conversion of debentures                         10,575,000
                                                 ----------
                                                 21,750,000
                                                 ==========

      In accordance with Section 78.207 of the Nevada Revised Statutes, on November 13, 2006, the Company's Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved an amendment of our charter to increase our authorized common stock from 50,000,000 to 100,000,000 shares (the "Charter Amendment"), conditioned upon approval by a majority of the holders of our common stock. In accordance with Section 78.320 of the Nevada Revised Statutes, following the mailing of an Information Statement (filed with the Commission on December 4, 2006) to the shareholders of record as of November 16, 2006, on November 30, 2006, the proposed Charter Amendment was approved by stockholders holding 15,874,166 shares of Common Stock, or approximately 62% of the issued and outstanding shares of the Company by written consent. The Charter Amendment was effective on or about December 24, 2006.

            Included in the Company's total stock outstanding is 7,122,990 shares (consisting of 5,000,000 shares subscribed by face2face animation, Inc. and 2,122,990 subscribed to by the former sole shareholder of Edentify and his nominees) that have been subscribed for but which have not been issued due to ministerial delays.

NOTE 13: INCOME TAXES

      Significant components of the Company's deferred tax assets and liabilities are as follows:



                                              December 31,
                                        -----------------------
                                            2006         2005
                                        -----------   ---------
Deferred tax assets:
  Net operating loss carryforwards ..   $ 4,303,000   $ 847,000
  Valuation allowance ...............    (4,303,000)   (847,000)
                                        -----------   ---------
Deferred tax assets, net ............   $       -0-         -0-
                                        ===========   =========



      At December 31, 2006, the Company had net operating loss carry-forwards for federal and state income tax purposes of $10,757,000 which expire through 2026. The potential future benefit of these losses have not been recognized by the Company due to the uncertainty of their realization. When the future utilization of some portion of the carry-forwards is determined not to be "more likely than not to be realized," a valuation allowance is provided to reduce the recorded tax benefits from such assets. For the year ended December 31, 2006, the valuation allowance increased by $3,456,000.

NOTE 14: COMMITMENTS AND CONTINGENCIES

      The Company entered into an operating lease for office facilities that expires over the next two years. The facilities were occupied on May 23, 2005, and the lease expires on May 31, 2008. Future minimum rental payments required under operating leases that have remaining lease terms in excess of one year as of December 31, 2006 are as follows:



YEAR ENDING DECEMBER 31:
-------------------------
2007.....................    43,401
2008.....................    21,330
2009.....................     1,665
2010.....................     1,328
                            -------
TOTAL....................   $67,724
                            =======

Rent expense was $ 34,423 and $19,733 for the years ended December 31, 2006 and 2005, respectively.

NOTE 15: EMPLOYMENT AGREEMENTS

            Effective on April 29, 2005, we assumed the employment contract with Terrence DeFranco, who was appointed by our Board as the Chief Executive Officer and Chairman effective upon the closing of the Acquisition. The term of the agreement is for a period of three years and is terminable for cause. In connection with his employment, Mr. DeFranco was granted options to purchase a total of 1,250,000 shares of our common stock, at exercise prices varying from $0.75 to $5.00 per share vesting over a period of three years at a rate of 1/36th per month, with all options being fully vested in 36 months.

            On July 29, 2005, Edentify, Inc. entered into an employment agreement with Thomas Harkins to be our Chief Operating Officer. Under the terms of his employment agreement, Mr. Harkins has agreed to devote his full time effort to Edentify and will not engage in any competitive work for a period of two years. Edentify agrees to pay Mr. Harkins $12,500 per month plus any increases or bonuses as determined by the Company. In addition to a salary, Mr. Harkins will receive options to purchase a total of 1,250,000 shares of the common stock of the Company at varying exercise prices from $0.75 to $5.00 per share. The options vest at a rate of 1/36 of the amount granted per month, with all options being fully vested in 36 months.

            On January 1, 2006, the Company entered into an employment agreement to engage Kenneth Vennera as general counsel for the Company with the title of Chief Legal Officer. The term of the agreement is for a period of three years and is terminable for cause. In connection with his employment, Mr. Vennera was issued stock and granted options to purchase a total of 1,000,000 shares of our common stock, at exercise prices varying from $0.75 to $4.00 per share, vesting over a period of two years at a rate of 1/24th per month, with all options being fully vested in 24 months and is eligible for such benefits as are provided to other executives of the Company. Mr. Vennera was also appointed by the Board of Directors as Secretary of the Company by the Board of Directors.

NOTE 16: DEVELOPMENT (DATA IMPLEMENTATION) AND SERVICES AGREEMENTS

ChoicePoint

            The Company entered into a Services Agreement ("Services Agreement") and Scope of Work ("SOW 1") with ChoicePoint Public Records, Inc. as of October 24, 2006. This Services Agreement provides for ChoicePoint to provide certain services and for Edentify to perform certain duties as outlined in SOW 1 all in connection with supporting our ongoing efforts to assist our customers in the areas of detection and prevention of identification fraud. The Services Agreement also provides that a fee will be paid to ChoicePoint as specified in a separate SOW. The term of the Services Agreement begins as October 24, 2006 and continues for a term of three years, renewable for successive one-year terms unless the non-renewing party notifies the other in writing of such non-renewal at least 90 days prior to the expiration of the respective term. Upon expiration of the term, all licenses granted pursuant to the Agreement or any SOW will terminate. The Services Agreement also provides for an indemnification by each of the parties of the other party under conditions set forth in detail in the Services Agreement. Except with respect to the indemnification obligations of the parties, liability under the Services Agreement is limited to the amount payable under the Services Agreement. This agreement also provides for confidentiality with respect to the information and technology being exchanged and developed. The Services Agreement further requires us to maintain general liability insurance with coverage of no less than $1,000,000 per claim and $2,000,000 aggregate.

            Pursuant to the first SOW ("SOW 1"), executed simultaneously with the Services Agreement, ChoicePoint is to provide all hardware, operating software (excluding certain assessment modules provided by Edentify) and data center needs necessary for the development, implementation and maintenance of servers that shall perform identification fraud detection services to our customers. Edentify is to provide the assessment modules for processing to develop a key that will allow for the detection of identification fraud. The term of SOW 1 begins as of October 24, 2006 and continues for three (3) years, renewable for successive one year terms unless the non-renewing party notifies the other in writing of such non-renewal at least 90 days prior to the expiration of the respective term. Edentify also grants to ChoicePoint a revocable (to the extent that SOW 1 is terminable), world-wide, non-transferable, royalty-free restricted license without the right to sublicense to use the assessment modules and key generation modules solely for the purpose of performing the services contemplated by SOW 1.

            In consideration for the development and implementation of the Company's database server, assessment server(s), and required operating infrastructure within ChoicePoint, and the initial run of the Company's key generation and update service and identity assessment processing service, the Company agreed to pay to ChoicePoint a $300,000 fee (the "Implementation Fee"). Such Implementation Fee is payable in two equal installments, with the first payment delivered on the effective date of the agreement, and the second payment due upon the acceptance or production use of the system by Edentify. The Company paid the first payment due upon execution of the agreement. SOW 1 also requires us to pay ChoicePoint a monthly service fee in the amount of $83,000 billed monthly in advance and payable within 35 days of the invoice. There is also a termination fee payable to ChoicePoint in the event that the Company terminates the SOW 1 or Services Agreement at any time prior to 14 months when service fees are payable, unless such termination is as a result of a change in ChoicePoint policy or an uncured breach by ChoicePoint.

      The Company paid $150,000 of the $300,000 on October 24,2006. In consideration for the ongoing services provided to the Company, including the maintenance of the Company's database server and assessment server(s) and all subsequent runs of the Company's key generation and update service and identity assessment processing services, the Company agreed to pay to ChoicePoint fees for 2007, 2008 and 2009, respectively.

Seisint

            The Company entered into a Master Services Agreement (the "Services Agreement") with Seisint, Inc. ("Seisint") effective October 3, 2005. This Services Agreement provides for Seisint to provide certain services and for Edentify to perform certain duties as outlined in a separate Scope of Work ("SOW") all in connection with supporting our ongoing efforts to assist our customers in the areas of detection and prevention of identification fraud. The Master Services Agreement also provides that a fee will be paid to Seisint as specified in a separate SOW. The term of the Master Services Agreement begins as of the Effective Date and continues until December 31, 2008, renewable for successive one-year terms unless the non-renewing party notifies the other in writing of such non-renewal at least 90 days prior to the expiration of the respective term. Upon expiration of the term, all licenses granted pursuant to the Agreement or any SOW will terminate. The Master Services Agreement also provides for an indemnification by each of the parties of the other party under conditions set forth in detail in the Master Services Agreement. Except with respect to the indemnification obligations of the parties, liability under the Master Services Agreement is limited to the amount payable under the Master Services Agreement. This agreement also provides for confidentiality with respect to the information and technology being exchanged and developed. The Master Services Agreement further requires us to maintain general liability insurance with coverage of no less than $1,000,000 per claim and $2,000,000 aggregate.

            In consideration for the development and implementation of the Company's database server, assessment server(s), and required operating infrastructure within Seisint, and the initial run of the Company's key generation and update service and identity assessment processing service, the Company agreed to pay to Seisint a fee (the "Implementation Fee"). Such Implementation Fee is payable in two equal installments, with the first payment delivered on the effective date of the agreement, and the second payment delivered on or before 30 days from the date of the December 31, 2005 invoice from Seisint. Pursuant to the agreement, the Company paid the first payment due upon execution of the agreement and has also paid the second payment that was due December 31, 2005. The Company recorded the entire fee as a prepaid expense as of December 31, 2005 and will amortize these costs over the three year contract term as cost of sales. In consideration for the ongoing services provided to the Company, including the maintenance of the Company's database server and assessment server(s) and all subsequent runs of the Company's key generation and update service and identity assessment processing services, the Company agreed to pay to Seisint fees for 2006, 2007 and 2008, respectively.

            Pursuant to the first SOW ("SOW 1"), executed simultaneously with the Master Services Agreement, Seisint is to provide all hardware, operating software (excluding certain assessment modules provided by Edentify) and data center needs necessary for the development, implementation and maintenance of servers that shall perform identification fraud detection services to our customers. Edentify is to provide the assessment modules for processing to develop a key that will allow for the detection of identification fraud. The term of SOW 1 begins as of the Effective Date and continues until December 31, 2008, renewable for successive one year terms unless the non-renewing party notifies the other in writing of such non-renewal at least 90 days prior to the expiration of the respective term. Edentify also grants to Seisint a revocable (to the extent that SOW 1 is terminable), world-wide, non-transferable, royalty-free restricted license without the right to sublicense to use the assessment modules and key generation modules solely for the purpose of performing the services contemplated by SOW 1. SOW 1 also sets forth a schedule of fees payable by Edentify to Seisint, increasing annually for each of the three years of the term and a revenue sharing formula, whereby Seisint receives a percentage of the gross revenue derived from the sale by Edentify of the product developed from the services performed under SOW 1 based on a stepped rate over the three year initial term of the agreement. SOW 1 also provides that the parties will cooperate on product development and shall negotiate in good faith on rights to resell the products jointly developed. Each party retains their respective rights in the intellectual property originated by such party and used in conjunction with the performance of the services contemplated by the agreement.

            Pursuant to the second SOW ("SOW 2"), also executed simultaneously with the Master Services Agreement, Edentify is to be compensated a percentage of receipts from sales of Seisint services for which Edentify originated the customer lead and was a procuring cause. The term of SOW 2 begins as of the Effective Date and continues until December 31, 2008, renewable for successive one year terms unless the non-renewing party notifies the other in writing of such non-renewal at least 90 days prior to the expiration of the respective term.

            As a result of mutual disagreements between the parties, on November 1, 2006, we amended our Master Services Agreement with Seisint, Inc. (the "Master Services Amendment"). Pursuant to the Master Services Amendment, we paid Seisint $300,000 on November 2, 2006 with an additional payment of $400,000 on November 30, 2006. These amounts are in lieu of the payments previously required under the Master Services Agreement, representing a reduction in potential obligations to Seisint (as reflected in a reduction of our cost of sales) in the amount of approximately $225,000. In addition, we are required to pay Seisint $25,000 per month for each of November, December and January for continued services during each of those months. The Amendment supersedes and replaces the payment obligations previously agreed to by the parties in the original Master Services Agreement. After January 31, 2007, upon meeting all of our obligations under the Amendment, the Master Services Agreement and SOW with Seisint will terminate, unless the parties are able to negotiate a new agreement. As a result of this Amendment, the Company recognized an impairment loss of $555,555 on the carrying value of the data implementation asset for the year ended December 31, 2006.

NOTE 17: LICENSE AGREEMENTS

            On December 9, 2005, the Company entered into a Scoring Services Agreement ("SS Agreement") with a consumer and credit products company ("Client") whereby the Company's client will provide the Company with identities from Client's proprietary subscriber database for the purpose of having the Company utilize proprietary databases, processes and information developed by the Company and/or obtained from third parties to produce an "Identity Score". The Company will provide the "Identity Score" using its proprietary scoring methodology, which measures the level of suspicious identity manipulation activity and potential fraud associated with each identity record provided by the Client.

            For grant of the license, the Client paid the Company the sum of $30,000 payable as follows: $20,000 upon execution of the SS Agreement and $10,000 upon the completion of the 60 day acceptance period which represents the time period allotted to provide a secure interface between the two parties. In addition, the Client will pay a minimum of $2,500 per month for the Scoring service for a term of three years. Upon execution of the SS Agreement, the Company recorded the entire $30,000 as deferred revenue. The up-front fee of $30,000 ($20,000 of which was non-refundable upon payment and $10,000 that became non-refundable upon acceptance) is being recognized into income ratably over the term of the SS Agreement.

NOTE 18: MARKETING AGREEMENT

            On April 7, 2006 (the "Effective Date"), the Company entered into a Marketing Agreement (the "Marketing Agreement") with Trilegiant Corporation (an Affinion group member) whereby Trilegiant agrees to market, on a non-exclusive basis, our products to members of its membership programs (including, but not limited to, PrivacyGuard, PC Safety, ID Secure, Identity Sweep, Hotline and any program(s) established by Trilegiant on or subsequent to the Effective Date). The term of the agreement is for five (5) years, renewable for successive twelve month terms thereafter. Trilegiant is obligated to pay the Company a license fee, in part payable within thirty (30) days of the Effective Date; and an equal amount payable on each anniversary date of the Effective Date during the Term. In addition, Trilegiant is required to pay the Company, on the fifteenth (15th) business day of each calendar month during the term, monthly fees in respect of active Members of Trilegiant Edentify Programs as of the immediately preceding calendar month. The Marketing Agreement provides for a mutual non-compete and non-solicitation provisions that prevents either the Company or Trilegiant from selling directly to certain specified customers and competitors of the respective parties. The Company is required to meet certain service level standards described in more detail in the Marketing Agreement. The Marketing Agreement also contains a provision protecting the confidentiality of proprietary information of the parties. Customer service for Trilegiant members is to be provided through Trilegiant's customer service department. The Marketing Agreement also provides for customary indemnification provisions and protection of intellectual property rights. Liability for either party under the Marketing Agreement, related to breaches, performance, non-performance, acts or omissions is limited to a monetary cap.

NOTE 19: SUBSEQUENT EVENTS

            In January-February 2007, the Company issued $815,000 principal amount 6% senior secured convertible debentures due on February 20, 2009, and warrants to receive an aggregate of 1,630,000 shares of common stock of the Company in a private placement resulted in aggregate proceeds to the Company of $815,000. Interest is due quarterly at a rate of 6% per annum on the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,630,000 shares of common stock at a price of $0.50 per share at any time commencing on February 20, 2007 through February 20, 2012.

            On January 31, 2007, the Company acquired a service business, Zelcom, LLC, an Illinois limited liability company ("Zelcom") operated out of Schaumberg, Illinois. Zelcom's staff consists of two principals, Robert Zelikson and Greg Fasana (the "Zelcom Principals"), as well as another senior employee who performs analysis for clients. The focus of Zelcom's business will be to provide marketing and risk management analytics to small and mid-tier financial companies. Zelcom is a start-up business founded in April, 2006 by its two principals. The business has not generated any significant revenue to date. In consideration for the transfer of all of the membership interests in Zelcom by the Zelcom Principals, the Company agreed to issue 750,000 shares of its common stock. The consideration is issuable as follows: 356,250 shares to each of the Zelcom Principals and 37,500 to the above-mentioned senior employee of Zelcom. The fair market value of the 375,000 shares on the date of issuance was $0.62 and therefore the value in the aggregate was $232,500. Of the amount issuable, one-half was issuable immediately upon Closing and the remainder is contingent upon and issuable only if Zelcom achieves at least break-even on a cash flow basis for a full 12-month period as evidenced by its audited financials for such period. The shares issued at Closing are forfeitable if, prior to the end of the second anniversary of the closing date, any of the parties to which they were issued, (a) voluntarily terminates his employment with Zelcom or (b) is terminated for cause. The Company agreed to make capital contributions to Zelcom during the eighteen month period following closing. With the exception of the first contribution, such capital contributions are conditioned, however, upon Zelcom not having exceeded its budgeted expenditures by more than ten percent (10%) and having substantially achieved its budgeted revenue projections during the relevant period. The Zelcom Principals are entitled to receive a 25% profits interest in the ongoing operations of Zelcom. In addition, as part of the compensation package to the Zelcom Principals, each was given an employment agreement with Zelcom and warrants to acquire 500,000 shares of the common stock of Edentify at an exercise price of $1.00 per share. The warrants vest equally at a rate of 1/36 per month over a three-year period and are forfeitable, similarly to the stock described above, in the event that prior to the end of the second anniversary of the closing date, any of the parties to which they were issued, (a) voluntarily terminates his employment with Zelcom or (b) is terminated for cause.

            In January, 2007, the Company issued a total of 477,384 shares of its common stock as payment in kind of accrued interest due through December 31, 2006 (issuing, pro rata to the investors holding outstanding debentures with interest due through such date, such debentures, that number of shares equal to the amount of interest due divided by the closing stock price as of that date) and from October 1, 2006 through December 31, 2006 (issuing, pro rata to the investors holding outstanding debentures with interest due through such date, such debentures, that number of shares equal to the amount of interest due divided by the closing stock price as of December 31, 2006).

            During the first quarter 2007, debenture holders Whalehaven Capital Fund Limited converted $20,000 into 40,000 shares of common stock and Gamma Opportunity Capital Partners converted $25,000 into 166,667 shares of common stock.

      On or about January 11, 2007 the Company issued 4,438 shares of its common stock to each of its directors (17,382 shares in the aggregate) pursuant to the Board Compensation plan.

      On or about April 2, 2007 the Company issued 5,712 shares of its common stock to each of its directors (22,848 shares in the aggregate) pursuant to the Board Compensation plan.

      On April 3, 2007, one of the Company's investors, Falcon International Trading LLC, partially converted its debentures and was issued 50,000 shares of the Company's common stock.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.


On August 4, 2006, we retained the services of WithumSmith + Brown, P.C., independent certified public accountants, a member of HLB International. Withum is located in Princeton, New Jersey, with offices in Newtown, Bucks County, Pennsylvania This change was due to the change in location of our headquarters from Canada to Bethlehem following the reverse acquisition with Budget hotels Network, Inc. Cinnamon, Jang, Willoughby & Company ("CJW") is located in Burnaby, British Columbia, Canada.


CJW's reports for the last two fiscal years ending December 31, 2004 and 2005 did not contain any adverse opinion, going concern opinion, disclaimer of opinion or were modified in any way. There were no disagreements with CJW as to any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure.

We provided to CJW a copy of our disclosure on Form 8-K and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not CJW agreed with the above statements relating to the relationship with CJW, and, if not, stating the respects in which it did not agree.

CJW's letter to the Securities and Exchange Commission is attached as an exhibit to our report on Form 8-K filed on August 4, 2006.

As a result of discussions with the Securities Exchange Commission (the "Commission") we have agreed that a change of accountants occurred as a result of the decision to retain Cinnamon Jang Willoughby & Company, the auditors of Budgethotels Network, Inc., as our auditors following the reverse acquisition transaction with Budgethotels Network, Inc. reported in Item 1.01 of our report on Form 8-K filed with the Commission on April 29, 2005 (the "Reverse Acquisition") which was effective July 13, 2005. As a result of the Reverse Acquisition, therefore, Goodman & Company, CPAs, Edentify, Inc.'s auditors while it was a private company, ceased providing services to Edentify and at no time following the Reverse Acquisition has provided any auditing or other services to us.

Goodman & Company's reports from inception of the private company, Edentify, Inc. through December 31, 2004 did not contain any adverse opinion, disclaimer of opinion or was modified in any way. There were no disagreements with Goodman & Company as to any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.

We provided to Goodman & Company a copy of the disclosures made in our Form 8-K/A and requested that Goodman & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Goodman & Company agrees with the above statements relating to the relationship with Goodman & Company and if not, stating the respects in which it did not agree.

Goodman & Company's letter to the Securities and Exchange Commission is attached as an exhibit to our report on Form 8-K/A filed on June 16, 2006.

                              AVAILABLE INFORMATION

We have filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 100 F. Street, N.W., Washington, D.C. 20549, after payment of fees prescribed by the Commission. The Commission also maintains a WorldWideWebsite that provides access to reports, proxy and information statements and other information regarding registrants that file electronically with the address http://www.sec.gov.

                                     Part II

                     Information Not Required in Prospectus

Indemnification of Directors and Officers.

Our bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of, absent a finding of misconduct in the performance of their duties.

Other Expenses of Issuance and Distribution

We estimate that the expenses of this registration, other than underwriting discounts and commissions (of which there are none), will be less than $5,000. Although the securities are being registered for resale by securityholders, the securityholders are not required to pay these expenses.

Recent Sales of Unregistered Securities.

Based upon information provided by former management of Budgethotels Network, Inc., the following disclosures are provided in respect of sales and other issuances of unregistered shares of common stock of the Company, during the period from January, 2004 through May, 2005.

On January 20, 2004, Budgethotels Network, Inc. ("Budget") issued the following number of shares of common stock to the persons listed herein after as part of a private offering that former management of the Company believes was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended:

250,000 shares to Gary Kneier, a Canadian individual; 200,000 shares to Dalip Kalar, a Canadian individual; 250,000 shares to Angel International Acquisitions, S.A., a U.K. firm, and 1,200,000 to Ming Capital Enterprises, Inc., a Panamanian firm.

As part of the aforementioned offering, on January 31, 2004, Budget also issued 1,250,000 shares to 11124057 Investments Ltd, a Canadian firm; on February 1, 2004, budget issued 1,250,000 shares to WMDC Investments Ltd., a Canadian firm; and on February 16, 2004, Budget issued 1,000,000 shares to Victor Nostas, a Colorado individual.

On April 10, 2004, Budget issued the following number of shares of common stock to the persons listed hereinafter, as part of a private offering that former management of the Company believes was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended: 1,000,000 shares to Michael R. and Mary A. Jones, jointly, Connecticut individuals; 200,000 shares to Jennifer Gec, a Canadian individual; 1,000,000 shares to John Sweeney, a New York individual; 250,000 shares to Steven Betzios, a Connecticut individual; 25,000 shares to Carolyn Saxby, a Canadian individual and 25,000 shares to Penni Anderson, a Canadian individual.

As part of the aforementioned offering, on April 16, 2004, Budget also issued 300,000 shares to Myron Landin an individual; on August 10, 2004, Budget issued 250,000 shares to Robert C. Wending; and on September 1, 2004, Budget issued 250,000 shares to Robert G. Cookson and 250,000 shares to Jeffrey D. Ix.

Present management does not have any further knowledge as to the information provided by the Company to the aforementioned investors in connection with such investment.

In connection with the Acquisition by Edentify, on April 29, 2005, Budget issued 19,000,000 shares to Terrence DeFranco and his nominees and 2,000,000 to John Schwartz as an additional nominee. Former management of Budget believes these issuances to be exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended. Messrs DeFranco and Schwartz are sophisticated investors and reviewed extensive due diligence on the Company in connection with the Acquisition transaction. Each of them was given the opportunity to ask questions of former management of the Company in connection therewith.

All of the aforementioned shares issued between January, 2004 and May, 2005 were subject to a 1-for-10 Reverse split of the Company's common stock that was effective July 20, 2005 and are disclosed on a pre-Reverse split basis.

Upon the reverse split becoming effective, Budget issued a total of 19,510,255 shares of its common stock to the former stockholder of Edentify and his nominees associated with the Share Rights Certificate in order for such persons to hold approximately 88.2% of the outstanding common stock of the Company. After the reverse split and subsequent issuance under the Share Rights Certificates, Edentify, formerly Budget, had a total of approximately 24,501,000 shares of common stock issued and outstanding.


In connection with the entry into the Share Exchange transaction with Budgethotels, we assumed the obligation to issue an aggregate of $300,000 in principal amount of 8% senior secured convertible debentures due on December 31, 2006 (as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 2,000,000 shares of common stock of the Company in a private placement for aggregate proceeds of $300,000 in connection with the December 31, 2004 offering by Edentify. The debenture is one of a series of 8% senior secured convertible debentures. Interest is due quarterly at 8% of the outstanding principal. Each debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.15. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.15 per share at any time commencing on December 31, 2004 through December 31, 2009. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchasers are each an institutional investor and each was given access to information and the opportunity to perform due diligence and ask questions of the Company in relation thereto.

We further assumed, as a result of the Share Exchange with Budgethotels, the obligation to issue an aggregate of $600,000 in principal amount of 6% senior secured convertible debentures originally due on April 21, 2006 (as subsequently extended by written agreement to December 31, 2007), and warrants to receive an aggregate of 1,875,000 shares of common stock of the Company in a private placement for aggregate proceeds of $600,000 in connection with the April 21, 2005 offering by Edentify. The debenture is one of a series of 6% senior secured convertible debentures. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.32. The warrants are to acquire an aggregate of 1,875,000 shares of common stock at a price of $0.32 per share at any time commencing on April 21, 2005 through April 21, 2010. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchasers are each an institutional investor and each was given access to information and the opportunity to perform due diligence and ask questions of the Company in relation thereto.


Also, as a result of the Share Exchange transaction with Budget, we assumed the obligation to issue an aggregate of $260,000 in principal amount of a 10% note payable to an individual due on March 31, 2006. This note was issued on April 28, 2005. The lender has the right to convert the unpaid principal amount into shares of our common stock at a price per share of $1.00 on a post-1-for-10 Reverse Split basis. The lender cannot convert less than $25,000 at one time unless there remains less than $25,000 due. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchaser is a sophisticated investor and was given access to information including business information regarding Edentify, Inc. (DE) and the then pending transaction with Budget Hotels Network Inc. and the opportunity to ask questions of the Company in relation thereto.


On August 29, 2005, we issued an aggregate of $1,000,000 in principal amount of 6% senior secured convertible debentures due on August 29, 2007, and warrants to receive an aggregate of 2,000,000 shares of common stock of the Company in a private placement for aggregate proceeds of $1,000,000. The debenture is one of a series of 6% senior secured convertible debentures. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 2,000,000 shares of common stock at a price of $0.50 per share at any time commencing on August 29, 2005 through August 29, 2010. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchasers are each an institutional investor and was given access to information and the opportunity to ask questions of the Company in relation thereto.


On September 19, 2005, pursuant to the consulting agreement with Redwood Consultants, LLC we issued 350,000 shares of our common stock and are obligated to issue an additional 350,000 not later than six (6) months from the date of the executed agreement. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchasers are each an institutional investor and each was given access to information and the opportunity to ask questions of the Company in relation thereto.

In connection with the formation of our Advisory Board, we issued 20,000 shares of our common stock to each of the five persons appointed thereto. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchasers/issuees are each a sophisticated investor and each was given access to information and the opportunity to ask questions of the Company in relation thereto.


On December 10, 2005, we issued an aggregate of $1,050,000 in principal amount of 6% senior secured convertible debentures due on December 10, 2008, and warrants to receive an aggregate of 2,100,000 shares of common stock of the Company in a private placement for aggregate proceeds of $1,050,000. The debenture is one of a series of 6% senior secured convertible debentures. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 2,100,000 shares of common stock at a price of $0.50 per share at any time commencing on December 10, 2005 through December 10, 2010. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchasers are institutional investors and accredited investors who were given access to information and the opportunity to ask questions of the Company in relation thereto. No written documentation was provided other than the offering agreements and investors were directed to review the Company's reports filed with the Commission.


On January 1, 2006, we issued 12,000 shares of our common stock to our general counsel in connection with his employment. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchaser/issuee is an officer of the Company,a sophisticated investor who was given access to information and the opportunity to ask questions of the Company in relation thereto.

On April 7, 2006, we issued 100,000 shares to each of Messrs. Terrence DeFranco and Thomas Harkins and 20,000 shares to each of Messrs. Christopher Williams, Charles Sokolich and Craig DeFranco as bonus compensation. These transactions were exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended. The issuees are all employees of the Company and have access to all material information regarding the Company.

On April 13, 2006, pursuant to the consulting agreement with Redwood Consultants, LLC we issued 350,000 shares of our common stock in fulfillment of our obligations thereunder. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchaser is an institutional investor and was given access to information and the opportunity to ask questions of the Company in relation thereto.


On May 15, 2006, we issued an aggregate of $800,000 in principal amount of 6% senior secured convertible debentures due on May 15, 2009, and warrants to receive an aggregate of 1,600,000 shares of common stock of the Company in a private placement for aggregate proceeds of $800,000. The debenture is one of a series of 6% senior secured convertible debentures. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,600,000 shares of common stock at a price of $0.50 per share at any time commencing on May 15, 2006 through May 15, 2011. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchasers are institutional investors and accredited investors who were given access to information and the opportunity to ask questions of the Company in relation thereto. No written documentation was provided other than the offering agreements and investors were directed to review the Company's reports filed with the Commission.

On September 29, 2006, we issued an aggregate of $500,000 in principal amount of 6% senior secured convertible debentures due on September 29, 2009, and warrants to receive an aggregate of 1,000,000 shares of common stock of the Company in a private placement for aggregate proceeds of $500,000. The debenture is one of a series of 6% senior secured convertible debentures. Interest is due quarterly at 6% of the outstanding principal. The debenture is convertible into shares of common stock at the option of the holder equal to the principal amount converted divided by $0.50. The warrants are to acquire an aggregate of 1,000,000 shares of common stock at a price of $0.50 per share at any time commencing on September 29, 2006 through September 29, 2011. These Securities were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The purchasers are institutional investors and accredited investors who were given access to information and the opportunity to ask questions of the Company in relation thereto. No written documentation was provided other than the offering agreements and investors were directed to review the Company's reports filed with the Commission.

On October 2, 2006, we issued 17,648 shares of our common stock (4,412 shares each) to the members of our Board of Directors pursuant to the board compensation plan (as described under the heading "Board Compensation" in the Prospectus) for the third quarter of 2006. We previously, on each of July 5, 2006 (for the second quarter of 2006) and April 10, 2006 (for the first quarter of 2006), issued 12,000 shares of our common stock to our Board of Directors (3,000 each and 4,000 each director, respectively, for each issuance) under the same plan. On April 10, 2007, we issued 20,688 shares of our common stock in the aggregate, to the members of our Board of Directors (5,172 shares to each director) for the first quarter of 2007 and on January 11, 2007, we issued 17,392 shares of our common stock (4,348 shares each) for the fourth quarter of 2006, pursuant to the board compensation plan. These transactions were exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Board members have access to all material information regarding the Company.

On January 2, 2007, we issued an aggregate of 120,000 shares of our common stock (20,000 shares each) to the members of our Advisory Board pursuant to their Advisory Board Agreements. Each of our Advisory Board members is a sophisticated investor and has access to all public information regarding the Company as well as such information as is disclosed to them on a limited basis in furtherance of their advisory services to the Company. This transaction was exempt pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

On February 6, 2007, we issued an aggregate of 375,000 shares of our common stock to the principals of Zelcom Group, LLC in consideration for the acquisition of their services business. These principals are sophisticated investors and had access to information necessary for an investment decision in connection with their due diligence, negotiations and the consummation of the transaction with the Company. This transaction was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

All other issuances to date have been of registered shares.

Exhibits.

Unless otherwise indicated filed herewith and incorporated by reference are the following exhibits:

Exhibit No.   Description of Document
-----------   ------------------------------------------------------------------
2.1           Share Exchange Agreement by and between Budgethotels Network,
              Inc. and Edentify, Inc. attached as an exhibit to the Company's
              8-K filed on May 5, 2005.


2.3 Asset Acquisition Agreement by and between Edentify, Inc. and Edentification, Inc. dated as of March 31, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.


3.1(a) Certificate of Incorporation attached as an exhibit to the Company's Form 10 filed with the Securities and Exchange Commission on March 24, 2000


3.1(b) Certificate of Correction to Amendment to Certificate of Incorporation dated July 15, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

3.1(c) Amendment to Certificate of Incorporation dated July 13, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.


3.1(d) Amendment to Certificate of Incorporation dated August 14, 2001, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006

3.2 By-laws attached as an exhibit to the Company's Form 10 filed with the Securities and Exchange Commission on March 24, 2000


4.2 Form of Securities Purchase Agreement dated as of December 31, 2004, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.


4.2(a) Letter Agreement by and between the Company and Bushido Capital and Gamma Capital dated as of April 29, 2005 amending the December 31, 2004 investment terms filed as an exhibit to the Company's registration statement on Form SB-2 filed on June 16, 2006.


4.3 Form of Convertible Debenture dated as of December 31, 2004, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.4 Form of Warrant dated as of December 31, 2004, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.5 Form of Registration Rights Agreement dated as of December 31, 2004, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006

4.6 Form of Security Agreement dated as of December 31, 2004, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.7 Form of Securities Purchase Agreement dated as of April 21,2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.


4.7(a) Letter Agreement by and between the Company and Bushido Capital, Gamma Capital, and Bridges & Pipes LLC dated as of April 29, 2005 amending the April 21, 2005 Investment terms filed as an exhibit to the Company's registration statement on Form SB-2 filed on June 16, 2006.


4.8 Form of Convertible Debenture dated as of April 21,2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.9 Form of Warrant dated as of April 21,2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.10 Form of Registration Rights Agreement dated as of April 21,2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.11 Form of Security Agreement dated as of April 21,2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.12 Form of Securities Purchase Agreement dated as of August 29, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.13 Form of Convertible Debenture dated as of August 29, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.14 Form of Warrant dated as of August 29, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.15 Form of Registration Rights Agreement dated as of August 29, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.16 Form of Security Agreement dated as of August 29, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.17 Form of Securities Purchase Agreement dated as of December 10, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.18 Form of Convertible Debenture dated as of December 10, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.19 Form of Warrant dated as of December 10, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.20 Form of Registration Rights Agreement dated as of December 10, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

4.21 Form of Security Agreement dated as of December 10, 2005, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.


4.22 Form of waiver and standstill entered into with each of the investors to our convertible debentures, dated as of September 1, 2006 filed with the Securities and Exchange Commission as exhibit 4.22 to the Company's registration statement on Form SB-2 filed on September 11, 2006.

4.23 Form of Securities Purchase Agreement dated as of May 15, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.24 Form of Convertible Debenture dated as of May 15, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.25 Form of Warrant dated as of May 15, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.26 Form of Registration Rights Agreement dated as of May 15, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.27 Form of Security Agreement dated as of May 15, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.28 Form of Securities Purchase Agreement by and between Bushido Capital Master Fund, L.P. and the Company dated as of September 29, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.29 Convertible Debenture dated as of September 29, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.30 Warrant issued to Bushido Capital Master Fund, L.P. dated as of September 29, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.31 Registration Rights Agreement by and between the Company and Bushido Capital Master Fund, L.P. dated as of September 29, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

4.32 Security Agreement by and between the Company and Bushido Capital, L.P. dated as of September 29, 2006 filed as an exhibit to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 4, 2006.

5.1           Opinion on Legality

10.1 Patent and Technology License Agreement, Development Agreement, and Share and Warrant Issuance Agreement by and between face2face animation, Inc. and the Company dated as of May 27, 2005 attached as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on August 30, 2005.

10.2.1 Master Services Agreement, entered into by and between the Company and Seisint, Inc. as of October 3, 2005 attached as
              Exhibit 10.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on October 7, 2005.

10.2.2 Scope of Work 1 entered into by and between the Company and Seisint, Inc. as of October 3, 2005 attached as Exhibit 10.2 to the Company's Form 8-K /A filed with the Securities and Exchange Commission on October 2, 2006.

10.2.3 Scope of Work 2 entered into by and between the Company and Seisint, Inc. as of October 3, 2005 attached as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on October 7, 2005.


10.3 Employment Agreements by and between the Company and Terrence DeFranco, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

10.4          Employment Agreement by and between the Company and Thomas J.
              Harkins, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.

10.5          Employment Agreement by and between the Company and Kenneth R.
              Vennera, filed as an exhibit to the Company's registration statement on Form SB-2 filed on January 18, 2006.


10.6 Amended and Restated Marketing Agreement dated as of April 18, 2006 with Trilegiant Corporation attached as Exhibit 10.1 to the Company's Form 8-K /A filed with the Securities and Exchange Commission on October 2, 2006.

10.7 Amendment to Master Services Agreement and SOW1 with Seisint, Inc. by and between Seisint, Inc. and Edentify, Inc. filed as
              Exhibit 10.1 to Form 10-QSB filed on November 14, 2006.

10.8 Services Agreement by and between ChoicePoint Public Records, Inc. and Edentify, Inc. filed as Exhibit 10.2.1 to Form 10-QSB filed on November 14, 2006.

10.9 SOW1 to Services Agreement by and between ChoicePoint Public Records, Inc. and Edentify, Inc. filed as Exhibit 10.2.2 to Form 10-QSB filed on November 14, 2006.

10.10 Acquisition Agreement by and between Edentify, Inc. and Zelcom, LLC dated as of January 31, 2007 filed as an exhibit to Form 8-K filed with the Securities and Exchange Commission on February 5, 2007.


14.1 Code of Ethics filed as an exhibit to the Company's Form 10K-SB filed with the Securities and Exchange Commission on March 30, 2006.

23.1          Consent of Withum Smith + Brown, P.C., CPAs

23.2          Consent of Cinnamon, Jang, Willoughby & Company, CPAs


Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Each prospectus filed pursuant to Rule 424(b) (Section 230.424(b)) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Section 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of this issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Bethlehem, Pennsylvania on the date below.

                           EDENTIFY, INC. (Registrant)



                                             By: /s/ Terrence DeFranco
                                                 -------------------------------
                                                 Terrence DeFranco,
                                                 Chief Executive Officer

                                             Date: April 27, 2007


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



                                             By: /s/ Terrence DeFranco
                                                 -------------------------------
                                                 Terrence DeFranco
                                                 Chief Executive Officer,
                                                 Principal Financial Officer
                                                 and Director

                                             Date: April 27, 2007


                                             By: /s/ Thomas J. Harkins
                                                 -------------------------------
                                                 Thomas J. Harkins,
                                                 Chief Operating Officer

                                             Date: April 27, 2007


                                             By: /s/ Kenneth R. Vennera
                                                 -------------------------------
                                                 Kenneth R. Vennera, Chief Legal
                                                 Officer/General Counsel

                                             Date: April 27, 2007


                                             By: /s/ Craig DeFranco
                                                 -------------------------------
                                                 Craig DeFranco, Controller

                                             Date: April 27, 2007


                                             By: /s/ Michael Preston
                                                 -------------------------------
                                                 Michael Preston, Director

                                             Date: April 27, 2007


                                             By: /s/ Eric J. Gertler
                                                 -------------------------------
                                                 Eric J. Gertler, Director

                                             Date: April 27, 2007